Proxy Statement
        Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission only
     (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                              POSITRON CORPORATION
                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        (1) Title of each class of securities to which the transaction applies:

        (2) Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        (4) Proposed maximum aggregate value of transaction:

        (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)       Amount Previously Paid:

        (2)       Form, Schedule or Registration Statement No.:

        (3)       Filing Party:

        (4)       Date Filed:

                              POSITRON CORPORATION
                            1304 Langham Creek Drive
                                    Suite 310
                              Houston, Texas 77084

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            To Be Held _______, 1998

         Notice is hereby given that the Annual Meeting of Shareholders of Positron Corporation, a Texas corporation (the "Company"), will be held at ___________________________________________________________, on ____________, at
____ _.m., __________________ (the "Annual Meeting") time for the following purposes:

                           To elect one director;

                           To consider and act upon a proposal of the Board of Directors to amend the Articles of Incorporation to increase the authorized Common Stock, par value $.01 per share, of the Company from 15,000,000 shares to 100,000,000 shares;

                           To  ratify  the  designation  of  Ham,   Langston  &
                           Brezina, L.L.P. as independent auditors for the fiscal year ended December 31, 1997; and

                           To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

         The accompanying Proxy Statement contains information regarding, and a more complete description of, the items of business to be considered at the meeting.

         Only shareholders of record at the close of business on _______, 1998, are entitled to notice of, and to vote at, the Annual Meeting of Shareholders or any adjournment(s) thereof.

         You are cordially invited and urged to attend the meeting, but if you are unable to attend, you are requested to sign and date the accompanying proxy and return it promptly in the enclosed self-addressed envelope. If you attend the meeting, you may vote in person, if you wish, whether or not you have returned your proxy. In any event, a proxy may be revoked at any time before it is exercised.


                                              By Order of the Board of Directors


                                              Gary B. Wood
                                              Secretary

Houston, Texas
_______________, 1998

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE AND SIGN THE ACCOMPANYING FORM OF PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                              POSITRON CORPORATION
                            1304 Langham Creek Drive
                                    Suite 310
                              Houston, Texas 77084


                                 PROXY STATEMENT

                                       For

                         ANNUAL MEETING OF SHAREHOLDERS

                          To Be Held ____________, 1998


         This Proxy Statement is sent to shareholders of Positron Corporation, a Texas corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") for use at the Annual Meeting of Shareholders of the Company, and any adjournment(s) thereof (the "Annual Meeting"), to be held on _______________, 1998, at _____ _.m., Central Daylight Time at __________________________, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Solicitation of proxies may be made in person or by mail, telephone, or telegraph by directors, officers, and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of common stock, par value $.01 per share (the "Common Stock"), of the Company held of record by such persons, and the Company will reimburse the forwarding expenses. The cost of solicitation of proxies will be paid by the Company.

         The approximate date on which this Proxy Statement and the enclosed form of proxy are first being sent to shareholders is _________________, 1998.

         The Annual Report to Shareholders covering the Company's fiscal year ended December 31, 1997 ("Fiscal 1997"), including audited financial statements, and the Current Report on Form 10-QSB for the Period Ended June 30, 1998, are enclosed herewith.

                               THE ANNUAL MEETING

Date, Time, and Place of the Annual Meeting

   The Annual Meeting will be held on _______________, 1998, at ______.m., Central Daylight Time at ___________________.

Record Date and Shares Entitled to Vote

         The voting securities of the Company are shares of its Common Stock and its Series A 8% Cumulative Convertible Redeemable Preferred Stock (the "Series A Preferred Stock"). Holders of shares of Common Stock are each entitled to one vote on each matter to be voted upon. Voting with the Common Stock, each share of Series A Preferred Stock entitles the holder thereof to the number of votes equal to the number of shares of Common Stock (including fractional shares) into which such shares of Series A Preferred Stock could be converted. On August 20, 1998, there were 5,159,592 shares of Common Stock outstanding and 1,564,403 shares of Series A Preferred Stock outstanding which could be converted into 1,564,403 shares of Common Stock. Only shareholders of record at the close of business on ______________, 1998 are entitled to notice of, and to vote at, the Annual Meeting. Cumulative voting is not permitted in the election of directors of the Company.

Revocation of Proxy

         Any shareholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise: (i) by giving written notice to the Company of such revocation; (ii) by voting in person at the Annual Meeting; or (iii) by executing and delivering to the Company a later dated proxy.

Voting of Proxies

         Proxies in the accompanying form, if properly executed and returned, will be voted at the Annual Meeting in accordance with the instructions thereon. Any proxy upon which no instructions have been indicated with respect to any of the following matters will be voted as follows: (i) "FOR" the election of the person named in this Proxy Statement as the Board of Directors' nominee for election to the Board of Directors; (ii) "FOR" the proposal to amend the Articles of Incorporation to increase the shares of authorized Common Stock;
(iii) "FOR" the ratification of the appointment of Ham, Langston & Brezina, L.L.P., as independent auditors for the fiscal year ending December 31, 1998 ("Fiscal 1998"); and (iv) in accordance with the discretion of the holders of such proxies with respect to any other business that properly comes before the shareholders at the Annual Meeting. The Board of Directors knows of no matters, other than those stated above, to be presented for consideration at the Annual Meeting. If, however, other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on any such matters. The persons named in the accompanying proxy may also, if it is deemed to be advisable, vote such proxy to adjourn the Annual Meeting from time to time.

Quorum and Voting

         The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock and Series A Preferred Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present or represented at the Annual Meeting, the shareholders entitled to vote thereat, present in person or represented by proxy, have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present or represented. At any such adjourned Annual Meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original Annual Meeting.

         Abstentions may be specified on all proposals (other than the election of directors) and will be counted towards a quorum. With respect to the election of directors, votes may be cast in favor or withheld.

         Brokers who hold shares in street name for customers are required to vote those shares in accordance with instructions received from the beneficial owners. In addition, brokers are entitled to vote on certain items, such as the election of directors, the ratification of auditors and other "discretionary items" even when they have not received instructions from beneficial owners. Brokers are not permitted to vote (a "broker non-vote") for "non-discretionary" items without specific instructions from the beneficial owners. Broker non-votes will be counted as shares as to which voting power has been withheld by the beneficial owner and, therefore, as shares not entitled to vote on the item as to which there is a broker non-vote.

Vote Required

         Directors are elected by a plurality of the voting power of the Common Stock and the Series A Preferred Stock voting together as one class that is represented in person or by proxy and entitled to vote at the Annual Meeting, and votes that are withheld will be excluded entirely from the vote and will have no effect. The proposal to amend the Articles of Incorporation requires the affirmative vote of two-thirds of the outstanding voting power of the Common Stock and the Series A Preferred Stock voting together as one class. The proposal to ratify the selection of auditors requires the affirmative vote of a majority of the voting power of the Common Stock and the Series A Preferred Stock voting together as one class that is present in person or by proxy and entitled to vote. Abstentions with respect to the amendment of the Articles of Incorporation and ratification of the auditors will have the same effect as a negative vote.

Solicitation of Proxies and Expenses

         Solicitation of proxies may be made in person or by mail, telephone, or telegraph by directors, officers, and regular employees of the Company. The
Company may also request banking institutions, brokerage firms, custodians, nominees, and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock of the Company held of record by such persons, and the Company will reimburse the forwarding expenses. The cost of solicitation of proxies will be paid by the Company.

Dissenters' Rights

         Under Texas law, the holders of Common Stock will not be entitled to any dissenters' rights in connection with the increase of authorized shares of Common Stock available for issuance, as described in Proposal Two below.

                      PROPOSAL ONE -- ELECTION OF DIRECTOR

         Pursuant to the Company's bylaws, the Board of Directors has fixed the number of directors at four. All directors' terms expire this year as of the election of directors at the Annual Meeting. The term of office for each director shall be for the ensuing year or until a successor is elected and qualified, and will expire concurrently with the election of directors at the 1999 Annual Meeting. Immediately prior to the Annual Meeting, it is anticipated that the Board of Directors will amend the Company's bylaws to decrease the number of directors to three. At that time, K. Lance Gould, M.D., John H. Laragh, M.D. and Ronald B. Schilling, Ph.D., will resign as directors, leaving Gary B. Wood, Ph.D. as the sole remaining director of the Company.

         In June 1998, the Company entered into an agreement (the "Imatron Agreement") with Imatron Inc. of South San Francisco ("Imatron"), whereby Imatron will acquire a majority ownership of the Company (the "Imatron Transaction"). The Imatron Agreement contemplates that, effective upon its consummation, Dr. Wood will appoint S. Lewis Meyer, Ph.D, and Gary H. Brooks to fill the vacancies on the Board of Directors. Dr. Meyer and Mr. Brooks are nominees of Imatron. For a detailed description of the Imatron Transaction, see "Proposal to Amend the Company's Articles of Incorporation and to Increase the Number of Authorized Shares of Common Stock Available for Issuance -- Terms of the Imatron Transaction."

         The proposal at the Annual Meeting will be to reelect Gary B. Wood, Ph.D. as the sole director of the Company. Dr. Wood, 48, has served as director and Chairman of the Board of Directors of the Company since April 1990. From October 1, 1994 to December 31, 1995 and since February 17, 1997, he has acted as President and Chief Executive Officer of the Company pending the selection of a new President and Chief Executive Officer. Upon the resignation of Dr. Werner
J. Haas in February 1997, Dr. Wood again assumed the duties of President and Chief Executive Officer pending the selection of a new President and Chief Executive Officer. He is President of Concorde Financial Corporation, a private investment management and consulting firm which he founded in 1981 and is the founder, chairman and a principal shareholder of OmniMed Corporation, a venture capital investment firm founded in 1986. Dr. Wood is also the founder and Chairman of Uro-Tech Management Corporation (a wholly owned subsidiary of OmniMed) founded in 1983. Both OmniMed and Uro-Tech specialize in investing in the biotechnology and healthcare industries. Dr. Wood holds a B.S. degree and an M.S. degree in Electrical Engineering (with special emphasis in Biomedical Instrumentation), and an interdisciplinary Doctorate of Philosophy from Texas Tech University. Certain of the entities controlled by Dr. Wood are principal shareholders of the Company.

         Should Dr. Wood become unable or unwilling to accept nomination or election, it is intended that the persons acting under the proxy will vote for the election, in his stead, of such other person as the Board of Directors may recommend. The Board of Directors has no reason to believe that Dr. Wood will be unable or unwilling to serve if elected.

         The Board of Directors recommends a vote FOR the election to the Board of Gary B. Wood, Ph.D.

                   PROPOSAL TWO -- AMENDMENT TO THE COMPANY'S
                ARTICLES OF INCORPORATION TO INCREASE THE NUMBER
           OF AUTHORIZED SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE

General

         The Company, under its Articles of Incorporation, is presently authorized to issue 10,000,000 shares of Preferred Stock, par value $1.00 per share, and 15,000,000 shares of Common Stock, par value $.01 per share. As of the date of this proxy, there are 1,564,403 shares of Series A Preferred Stock outstanding, 25,000 shares of Series B 8% Cumulative Convertible Redeemable Preferred Stock (the "Series B Preferred Stock") outstanding, 5,159,592 shares of Common Stock outstanding and 9,840,408 shares of Common Stock reserved for issuance.

The Amendment

         The proposed amendment would amend the first paragraph of Article IV of the Articles of Incorporation to read:

                  The total number of shares of all classes of stock that the corporation shall be authorized to issue is 110,000,000 shares, of which 10,000,000 shares of the par value of $1.00 per share shall be a class designated as Preferred Stock("Preferred Stock"); and 100,000,000 shares of the par value $.01 per share shall be designated Common Stock ("Common Stock").

         The proposed amendment to the Company's Articles of Incorporation would increase the total number of authorized shares of Common Stock from 15,000,0000 shares to 100,000,000 shares. Shares of the Common Stock do not have preemptive rights

Reasons for the Amendment and Interests of Certain Persons

         The Company does not have sufficient authorized but unissued shares to cover all of its current commitments. In order to complete the sale of the Series B Preferred Stock, the Company was required to enter into a series of forbearance agreements (the "Forbearance Agreements"). Pursuant to the Forbearance Agreements, holders of options and warrants that are exercisable for shares of Common Stock have agreed not to exercise or convert, as applicable, into Common Stock any of their securities until the Company has amended its Articles of Incorporation to increase its authorized Common Stock by at least 2,500,000 shares or such greater number of shares of Common Stock so that a sufficient number of shares of Common Stock are available to permit the conversion or exercise of their securities. In connection with the Imatron Transaction discussed below, the Company will require a minimum of 9,000,000 shares of Common Stock. For a more detailed discussion of the Imatron Transaction and the securities to be issued in connection therewith, see "-- Terms of the Imatron Transaction." The Board of Directors believes that having such additional shares available for issuance to meet possible future development and financing requirements would be advantageous to the Company, and avoid the expense and delay of calling a special meeting of the shareholders to secure authorization each time a specific need arises. Among the purposes for which such additional authorized but unissued shares of stock could be used would be the acquisition of complimentary technology, employee compensation, fund expansion and the raising of funds for general corporate purposes. Other than the Imatron Transaction, no other specific transactions are currently contemplated that would result in the issuance of additional shares.

Vote Required and Recommendation for Approval of the Proposed Amendment to the Company's Articles of Incorporation.

         To be approved by the Company's shareholders, the amendment to the Articles of Incorporation must receive the approval of holders of at least two-thirds of the voting power of the Common Stock and the Series A Preferred Stock voting together as one class. The enclosed form of proxy provides a means for shareholders to vote for the amendment, to vote against the amendment or to abstain from voting on the amendment. Each properly executed proxy received in time for the Annual Meeting will be voted as specified therein. If a shareholder executes and returns a proxy but does not specify otherwise, the shares represented by such shareholder's proxy will be voted "FOR" the amendment.

Recommendations of the Board of Directors and Reasons for the Amendment to the Articles of Incorporation

         The Board of Directors determined that the Imatron Agreement is in the best interest of the Company's securityholders and recommends that the Company's shareholders vote in favor of ratifying and approving the amendment to the Articles of Incorporation.

Terms of the Imatron Transaction

         The Imatron Agreement

         The following is a summary of the material terms of the Imatron Agreement. This summary does not purport to be complete and is qualified in its entirety by reference to the Imatron Agreement, a copy of which has been filed as Exhibit 10.59 to the Company's Annual Report on Form 10-KSB for the Period Ended December 31, 1997. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Imatron Agreement.
Shareholders are urged to read the Imatron Agreement in its entirety.

         In June 1998, the Company entered into the Imatron Agreement, whereby Imatron will acquire control of the Company. In conjunction with the execution of definitive agreements, Imatron began making working capital advances available to the Company up to $500,000 in order to enable it to meet a portion of its current obligations. As of June 30, 1998, the Company had borrowed $468,000. The loan bears interest at 1/2% over the prime rate, is due March 1, 2000 (with interest being payable monthly), and is secured by all of the Company's assets.

         Under the terms of the agreement, Imatron will acquire ownership of 51% of the outstanding Common Stock of the Company on a fully-diluted and as-if-converted basis, excluding out-of-the-money warrants and options determined at the time of issuance of shares of Common Stock to Imatron. If such shares were issued to Imatron as of June 30, 1998, the Company would have been obligated to issue approximately 9,000,000 shares of Common Stock. The Company will receive a nominal cash payment of $100 from Imatron in payment for the shares of Common Stock.

         In addition to providing limited working capital financing, Imatron has agreed to support the Company's marketing program, particularly with regard to Imatron's affiliate, Imatron Japan, Inc. ("Imatron Japan") by agreeing to take, after the share issuance closing date, all reasonable efforts to cause the placement of 10 POSICAM(TM) positron emission tomography ("PET") cameras over the next three years. The Company recently shipped a POSICAM(TM) PET camera to Imatron Japan as the first delivery under a three-year distribution agreement entered into last year. Imatron Japan is a major distributor for Imatron's Ultrafast CT and several other high tech companies. Imatron has a 24% minority interest in Imatron Japan. Imatron has also agreed to help facilitate the recapitalization of the Company to support its re-entry into the medical imaging market by using its best efforts after the share issuance closing date to arrange for additional third-party equity financing for the Company over an 18-month period in an aggregate amount of not less than $8,000,000. There can be no assurances, however, that any such sales will actually be consummated or that Imatron will be able to successfully assist the Company in raising additional capital.

         Consummation of the issuance of shares to Imatron is conditioned upon, among other things (a) the resignation of each officer of the Company, (b) the resignation of at least three of the four directors of the Company and the appointment of Imatron's nominees to fill such vacancies, and (c) shareholder approval of an amendment to the Company's Articles of Incorporation to increase its authorized common stock to at least 100,000,000 shares of Common Stock. The Company anticipates that the share issuance to Imatron will close immediately after the Annual Meeting if the required shareholder approval is obtained.

         In connection with the above transactions, the Company, Imatron and two current lenders to the Company, Uro-Tech, Ltd. and ProFutures Bridge Capital Fund, L.P. ("ProFutures"), entered into certain agreements whereby (a) ProFutures waived all past defaults and extended the maturity of its loan (the "ProFutures Loan") (with a current balance of approximately $845,000) to October 5, 1998, in return for a $50,000 payment, the issuance of warrants to purchase 1,150,000 shares of Common Stock at $0.25 per share (in addition to the issuance of previously bargained for warrants to purchase an additional 100,000 shares of Common Stock at $0.25 per share), and minimum loan repayments of $50,000 for each of the months of April, May, June and July 1998 and $100,000 for each of the months of August and September 1998, (b) Imatron agreed to subordinate its loan to the ProFutures Loan, (c) Uro-Tech, Ltd. agreed to subordinate its loan (with a current balance of approximately $767,000 plus accrued interest payable of approximately $260,000 at June 30, 1998) to Imatron's loan, and (d) ProFutures and Imatron agreed that all amounts above the first $1,000,000 of any third-party equity financing obtained by Imatron would be applied equally to reduce the Company's debt to both ProFutures and Imatron.

         Accounting Treatment

         Consummation of the Imatron Transaction will be accounted for as a purchase for financial accounting purposes. For presentation of certain anticipated effects of the accounting treatment on the consolidated financial position and results of operations of the Company after giving effect to consummation of the Imatron Agreement, see "Unaudited Pro Forma Financial Statements of Operations."


         PROPOSAL TO RATIFY SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

         On April 7, 1998, Coopers & Lybrand L.L.P. (the "Former Accountants"), by means of a letter addressed to the Chairman of the Board and Chief Executive Officer of the Company informed the Company that it had resigned as the Company's independent auditors. The resignation arises from the Former Accountants' desire to terminate its relationship with the Company because of the Company's current financial condition.

         There was no adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles for either of the Company's past two years except, (i) the Former Accountants' report on the financial statements of the Company as of and for the years ended December 31, 1996 contained a separate paragraph stating that "the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty" and (ii) the financial statements of and for the fiscal year ended December 31, 1997 have not been audited.

         This decision to resign was made by the Former Accountants and was neither approved nor disapproved by the Board of Directors.

         During the two most recent fiscal periods ended December 31, 1997 and December 31, 1996 and from December 31, 1997 until April 7, 1998, (i) there were no disagreements between the Company and the Former Accountants on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of the Former Accountants would have caused it to make reference thereto in its report and (ii) there were no reportable events as defined in paragraph 304(a)(1)(v) of Regulation S-K promulgated under the Securities Act of 1933.

         On June 26, 1998, the Company engaged Ham, Langston & Brezina, L.L.P. ("Ham Langston") as its new independent accountants as successor to the Former Accountants.

         The Board of Directors has selected Ham Langston to act as independent auditors for the fiscal year ending December 31, 1998, subject to shareholder approval. If the shareholders do not ratify this appointment, the appointment of other independent accountants will be considered by the Board of Directors.

         Ham Langston has advised the Company that it will have a representative in attendance at the Annual Meeting with the opportunity to make a statement, if such representative desires to do so, and to respond to appropriate questions presented at the Annual Meeting.

         The ratification of the appointment of Ham Langston requires the approval of a majority of the outstanding shares of Common Stock that are present at the Annual Meeting in person or by proxy and entitled to vote thereon.

         The Board of Directors recommends a vote FOR the proposal to ratify the appointment of Ham Langston as independent accountants for the Company for Fiscal 1998.


                        DIRECTORS AND EXECUTIVE OFFICERS

Information Regarding Current Directors

  Name                           Age    Position

  Gary B. Wood, Ph.D.             48    Director, Interim President, Chief
                                        Executive Officer and Secretary

  K. Lance Gould, M.D.            57    Director

  John H. Laragh, M.D.            69    Director

  Ronald B. Schilling, Ph.D.      56    Director

         Gary B. Wood, Ph.D., 48, has served as director and Chairman of the Board of Directors of the Company since April 1990. From October 1, 1994 to December 31, 1995 and since February 17, 1997, he has acted as President and Chief Executive Officer of the Company pending the selection of a new President and Chief Executive Officer. Upon the resignation of Dr. Werner J. Haas in February 1997, Dr. Wood again assumed the duties of President and Chief Executive Officer pending the selection of a new President and Chief Executive Officer. He is President of Concorde Financial Corporation, a private investment management and consulting firm which he founded in 1981 and is the founder, chairman and a principal shareholder of OmniMed Corporation, a venture capital investment firm founded in

1986. Dr. Wood is also the founder and Chairman of Uro-Tech Management Corporation (a wholly owned subsidiary of OmniMed) founded in 1983. Both OmniMed and Uro-Tech specialize in investing in the biotechnology and healthcare industries. Dr. Wood serves as a director of Harken Energy Corporation. Dr. Wood holds a B.S. degree and an M.S. degree in Electrical Engineering (with special emphasis in Biomedical Instrumentation), and an interdisciplinary Doctorate of Philosophy from Texas Tech University. Certain of the entities controlled by Dr. Wood are principal shareholders of the Company.

Information Regarding Directors to Fill Vacancies Upon Consummation of the Imatron Transaction

         If the Imatron Transaction is consummated, it is anticipated that Dr. Wood will appoint the following two Imatron designees to fill the vacancies on the Board of Directors.

         S. Lewis Meyer, 53, was appointed President, Chief Executive Officer and Director of Imatron in June 1993. From April 1991 until joining Imatron, he was Vice President, Operations of Otsuka Electronics (U.S.A.) Inc., Fort
Collins, Colorado, a manufacturer of clinical magnetic resonance systems and analytical nuclear magnetic resonance spectrometers. From August 1990 to April 1991, he was a founding partner of Medical Capital Management, a company engaged in providing consulting services to medical equipment manufacturers, imaging service providers and related medical professionals. Mr. Meyer serves as a director of BSD Medical Corp. and Finet Holdings Corp., which are publicly held companies engaged in the design and manufacture of medical hypothermia equipment and electronic real estate and mortgage banking services, respectively. Mr. Meyer also serves on the National Board of Directors of the American Electronics Association. Mr. Meyer received a B.S. degree in Physics from the University of the Pacific, Stockton, California, in 1966, a M.S. degree in Physics from Purdue University in 1968 and a Ph.D. in Physics from Purdue University in 1971.

         Gary H. Brooks, 50, was appointed Vice President of Finance/Administration, Chief Financial Officer and Secretary of Imatron in December 1993. Prior to joining Imatron, Mr. Brooks was Chief Financial Officer and Director for five years at Avocet, a privately held, sports electronics manufacturer located in Palo Alto, California. Prior thereto, he had progressively more responsible positions in accounting and finance at several Fortune 500 companies, including Ford, Rockwell, Bendix and ITT. Mr. Brooks received his B.A. in Zoology from the University of California, Berkeley, in 1971 and an M.B.A. in Finance and Accounting from the University of California, Los Angeles in 1973.

Meetings and Committees of the Board of Directors

         The Board of Directors held four meetings in Fiscal 1997, and each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which he served as a director and (ii) the total number of meetings held by all committees of the Board of Directors on which he served.

         The Board of Directors does not have a standing nominating committee or a committee performing similar functions. Nominees to the Board of Directors are selected by the entire Board of Directors.

         The Board of Directors has a Compensation Committee (herein so called), which during Fiscal 1997 was composed of Dr. Wood. The Compensation Committee was instituted in December 1993 following the consummation of the Company's initial public offering. The Compensation Committee establishes remuneration levels for officers of the Company, reviews management organization and development, reviews significant employee benefit programs and has the authority to establish and administer executive compensation programs, including bonus plans, stock option and other equity-based programs, deferred compensation plans and any other cash or stock incentive programs, including the 1994 Incentive and Non-statutory Option Plan (the "1994 Plan"). The Compensation Committee held no meetings during Fiscal 1997.

         The Board of Directors has an Audit Committee (herein so called), which during Fiscal 1997 was composed of Dr. Wood. Audit Committee was instituted in December 1993 following the consummation of the Company's initial public offering. The Audit Committee recommends to the Board of Directors the independent public accountants to be selected to audit the Company's annual financial statements and approves any special assignments given to such accountants. The Audit Committee also reviews the planned scope of the annual audit and the independent accountants' letter of comments and management's responses thereto, any major accounting changes made or contemplated and the effectiveness and efficiency of the Company's internal accounting staff. The Audit Committee will consist solely of non-employee directors. The Audit Committee held no meetings during Fiscal 1997.

Executive Officers

         The executive officers of the Company are elected by the Board of Directors and serve at the Board's discretion. The sole executive officer of the Company is Gary B. Wood, Ph.D, who serves as Interim President and Chief Executive Officer.

         Dr. Wood is currently a director of the Company. See "Proposal One -- Election of Director" above for additional information regarding Dr. Wood.

Executive Compensation

         The following tables set forth certain information with respect to compensation paid by the Company during the years ended 1997, 1996 and 1995 and certain information regarding stock options issued to certain of the individuals who have acted during 1997 in the capacity of executive officers of the Company.

                                             Summary Compensation Table
            (a)               (b)         (c)        (d)         (e)          (f)         (g)        (h)        (i)
                                                                          Restricted                         All Other
                                                            Other Annual     Stock     Options/              Compensa-
    Name and Principal      Fiscal      Salary      Bonus   Compensation   Award(s)      SARs       LTIP      tion(1)
         Position            Year         ($)        ($)         ($)          ($)         (#)    Payouts($)   ($)(x)
Gary B. Wood Ph.D.           1997       33,333                                --                     --          --
President and Chief          1996       13,750     19,800     98,000(2)       --                     --          --
Executive Officer            1995      165,000     28,333     86,083(3)       --       53,636(4)     --          --
(October 1, 1994 to December
31, 1995 and February 1, 1997
to present)

Werner J. Haas, Ph.D.        1997        8,021
(Resigned as CEO             1996      204,800                16,600(5)
effective February 1, 1997)  1995          N/A                                                                 2,339

(1)      These amounts represent the Company's matching contributions under its 401(k) plan.  See "--401(k) Plan."

(2)      Represents (a) $80,000 in consulting fees paid to Dr. Wood and (b) $18,000 in directors fees.

(3)      Represents (a) $73,333 in consulting fees paid to Dr. Wood and (b) $12,750 in directors fees.

(4) Represents options to acquire 3,636 shares of Common Stock awarded under the 1994 Plan in 1995 and 50,000 options to acquire Common Stock issued in connection with Mr. Wood's acting as interim Chief Executive Officer during 1995.

(5) These amounts represent the Company's reimbursement of certain of Dr. Haas' living expenses during the period he served as President and Chief Executive Officer of the Company.

                                        9

                                         Aggregated Option/SAR Exercises in Last Fiscal Year
                                                 and Fiscal Year-End Option/SAR Values

           (a)           (b)         (c)                (d)                             (e)
                                                Number of Unexercised        Value of Unexercised In-the-
                                               Options/SARs at Fiscal            Money Options/SARs at
                       Shares       Value            Year-End                      Fiscal Year-End
                     Acquired On   Realized  Exercisable   Unexercisable    Exercisable       Unexercisable
          Name       Exercise(#)     ($)       (#)            (#)             ($)                  ($)
-------------------- -----------   --------  -----------   -------------    -----------       -------------
Gary B. Wood, Ph.D.            0          0       71,440               0          0 (1)               0 (1)

Werner J. Haas Ph.D.

(1)      Based upon the exercise price in effect on December 31, 1997 and the closing price of $0.29 for the Common Stock on
         December 31, 1997, as reported on the Nasdaq National Market System.

Compensation of Directors

         The Company reimburses its directors for their reasonable expenses associated with attending meetings of the Board of Directors. The Company also compensates each director who is not a full time employee of the Company in the amount of $12,500 per year. The Chairman of the Board also receives an additional annual retainer of $2,000 per year and each director who is not a full time employee of the Company and who is a member of a committee of the board receives an additional $500 per committee meeting attended, not to exceed $2,500 during any calendar year. Any director who is not a full time employee of the Company and who is serving as the chairman of a committee of the board receives an additional $2,000 per year for such services. For purposes of the above described director compensation, Dr. Wood, while serving as interim President and Chief Executive Officer, has not been considered a full time employee of the Company. Due to the financial liquidity problems the Company is experiencing, no cash payments were made to any of the directors during 1996 or 1997 for their services as directors of the Company. As of June 30, 1998, approximately $540,000 was owed to Directors.

         Pursuant to the 1994 Plan, each non-employee director is automatically granted a one-time stock option to purchase 10,500 shares of Common Stock at the time such person is elected to the Board of Directors. In addition, pursuant to the 1994 Plan, each non-employee director upon his reelection at the Annual Meeting of Shareholders will automatically receive an option to purchase a number of shares of Common Stock equal to the quotient derived by dividing $15,000 by the fair market value of Common Stock on the date of the grant. All options so granted under the 1994 Plan to non-employee directors are automatically granted as of the first business day following the date such person is elected or reelected, as applicable, as a director and have an exercise price no less than the fair market value of Common Stock determined as of the business day preceding the date of the grant.

         One-third of the options granted to non-employee directors under the 1994 Plan are exercisable as of the date of the grant, an additional one-third of such options becomes exercisable upon the first anniversary of such date and the remaining one-third of such options become exercisable upon the second anniversary of such date. If a non-employee director ceases to be a director for any reason other than as a result of death, disability or not being reelected as a director (in the case where such person is willing to serve as a director but such person has not been renominated for election or, if renominated, the shareholders failed to reelect such person as a director) then that director's option will become void to the extent it is not then exercisable and the portion, if any, of the option that is exercisable at such time will remain exercisable for the lesser of the remaining term of the option or one year. In addition, if any non-employee director ceases to be a director as a result of death, disability or not being reelected as a director (in the case where such person is willing to serve as a director but such person has not been renominated for election or, if renominated, the shareholders failed to reelect such person as a director) then the option held by that director to the extent not then exercisable, will become fully vested and exercisable and the options will remain exercisable for a period of the lesser of the remainder of the term of the option or one year.

Employment Agreement

         On January 1, 1996, the Company entered into an employment agreement with Werner J. Haas, Ph.D. pursuant to which Dr. Haas agreed to serve as President and Chief Executive Officer of the Company for a term of two years. The employment agreement provided for the payment of an annual salary of $200,000, bonuses in an amount to be determined at the discretion of the Board of Directors of the Company, and participation in any employee benefit plan adopted by the Company for its employees.

         The employment agreement provided that the Company could terminate the employment agreement for cause (as defined in the agreement), in which case no compensation or benefits would be paid under the employment agreement thereafter. If the employment agreement was terminated for reasons other than for cause, Dr. Haas would be entitled to (i) receive the full amount of his salary and all benefits for the remainder of the term and (ii) the immediate vesting of any unvested Company stock options he holds.

         On February 18, 1997, Dr. Haas informed the Board of Directors of the Company that he considered his contract to have been terminated by the Company without cause as a result of the Company's failure to pay the February 15, 1997 payroll to any of its management level employees and, more specifically, to him. Dr. Haas has demanded that the Company pay him all past due salary as well as the nine months' severance pay specified in his employment agreement if his contract is determined to have been terminated without cause. Additionally, Dr. Haas resigned his position as a member of the Board of Directors. The Company has indicated to Dr. Haas that it believes no amounts are due him under his employment agreement. As of August 15, 1997, the Company is unable to predict the outcome of the disagreement between Dr. Haas and the Company.

         Dr. Wood assumed the duties of President and Chief Executive Officer upon the resignation of Dr. Haas.

1987 Stock Option Plan

         The Company has in effect an Amended and Restated 1987 Stock Option Plan (the "1987 Plan") which was adopted by the Board of Directors and shareholders of the Company effective June 1, 1987, and which was amended on March 13, 1991, and further amended in March 1992, September 1992 and November 1993. The plan currently provides for options exercisable for up to a total of 188,522 shares of Common Stock. The 1987 Plan provides that incentive options which satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") may be granted to executives and other key employees (including officers who may be members of the Board of Directors) of the Company and that nonqualified options may be granted to such directors, executive employees and other key employees (including officers who may be members of the Board of Directors of the Company), each as the Board of Directors shall determine from time to time. If any options granted under the 1987 Plan expire or terminate without being exercised, the shares covered thereby are added back to the shares reserved for issuance under the 1987 Plan.

         The Compensation Committee of the Board of Directors administers the 1987 Plan. The 1987 Plan provides that options may be granted at no less than 75% of the fair market value of the Common Stock on the date of the grant (or 110% of the fair market value for options granted to participants who own 10% or more of the Company's outstanding Common Stock).

         The Compensation Committee determines, at its discretion, the persons to be granted options, option prices, date of grant and vesting periods, although no option may extend for longer than ten years (five years for incentive stock options granted to 10% or greater shareholders). Payment of the exercise price is made by check or in such other form as may be acceptable to the Board of Directors including, under certain circumstances, the delivery of Common Stock. No options may be granted under the 1987 Plan after June 1, 1997.

         Options are not transferable by the optionee, other than by will or the applicable laws of descent and distribution. In the event of termination of employment, the option expires on the earlier of its stated expiration or three months (six months in the case of the optionee's death) after termination of employment.

         In the event of a recapitalization, reorganization or other change in the Company's capital structure or a merger or consolidation or the sale or transfer of all or part of its assets, the 1987 Plan provides for adjustment of the shares of Common Stock covered by the 1987 Plan and outstanding options granted pursuant to the 1987 Plan.

         The 1987 Plan may be amended at any time by the Board of Directors, provided that amendments increasing the number of shares issuable under the 1987 Plan and amendments changing the eligibility of participants require the approval of the holders of at least a majority of the outstanding Common Stock.

         In November 1993, the Board of Directors canceled all of the outstanding options under the 1987 Plan. Concurrently with such cancellation, the Company entered into agreements with the holders of the canceled options providing for the reissuance of such options at an exercise price of $6.1875 per share. In April 1994, the Company issued options replacing the previously canceled options and issued additional options for a total of 185,229 shares of Common Stock at an exercise price of $6.1875 per share. All of such options vested on January 1, 1995.

         On February 23, 1995, the exercise price of all outstanding options under the 1987 Plan was amended to reflect a new exercise price of $2.625 per share, which was the market price of the Common Stock on such date. In addition, on such date an additional 62,500 options were awarded under the 1987 Plan at the $2.625 exercise price leaving only 12,431 options available for future awards under the 1987 Plan.

1994 Incentive and Non-statutory Option Plan

         On June 3, 1994, the shareholders of the Company approved the 1994 Incentive and Non-statutory Option Plan (the "1994 Plan"). The 1994 Plan is an arrangement under which certain individuals may be granted options for incentive stock options and non-statutory stock options as described below. Subject to adjustment as set forth in the 1994 Plan, the aggregate number of shares of the Common Stock that may be the subject of awards is 610,833. Of the 610,833 shares of Common Stock available under the 1994 Plan, 160,000 have been reserved for issuance to non-employee directors. As of December 31, 1996, 345,481 options had been granted to employees and 113,724 options had been to non-employee directors.

         The Compensation Committee of the Board of Directors administers the 1994 Plan. The Compensation Committee consists of two or more directors who, except for automatic grants for non-employee directors under Section 7 of the 1994 Plan, are not eligible and have not, within one year prior to the appointment of the Compensation Committee, received equity securities of the Company under the 1994 Plan or any other incentive plan of the Company.
The Compensation Committee currently consists of Dr. Schilling and Dr. Gould.

         Under the 1994 Plan, the Compensation Committee has wide discretion and flexibility, enabling the Compensation Committee to administer the 1994 Plan in the manner that it determines is in the best interest of the Company. The Compensation Committee has the authority to designate recipients of options under the 1994 Plan, to interpret and construe the provisions of the 1994 Plan and any options granted thereunder, and to do all things necessary or appropriate to administer the 1994 Plan in accordance with its terms.

401(k) Plan

         The Company has a 401(k) Retirement Plan and Trust (the "401(k) Plan") which became effective as of January 1, 1989. Employees of the Company who have completed one-quarter year of service and have attained age 21 are eligible to participate in the 401(k) Plan. Subject to certain statutory limitations, a participant may elect to have his or her compensation reduced by up to 20% and have the Company contribute such amounts to the 401(k) Plan on his or her behalf ("Deferral Contributions"). The Company makes contributions in an amount equal to 25% of the participant's Deferral Contributions up to 6% of his or her compensation ("Employer Contributions"). Additionally, the Company may make such additional contributions as it shall determine each year in its discretion. All Deferral and Employer Contributions made on behalf of a participant are allocated to his or her individual accounts and such participant is permitted to direct the investment of such accounts.

         A participant is fully vested in the current value of that portion of his or her accounts attributable to Deferral Contributions. A participant's interest in that portion of his or her accounts attributable to Employer Contributions is generally fully vested after five years of employment.
Distributions under the 401(k) Plan are made upon termination of employment, retirement, disability and death. In addition, participants may make withdrawals in the event of severe hardship or after the participant attains age fifty-nine and one-half.

         The 401(k) Plan is intended to qualify under Section 401 of the Code, so that contributions made under the 401(k) Plan, and income earned on contributions, are not taxable to participants until withdrawal from the 401(k) Plan.

         The Company's contributions to the 401(k) Plan for the accounts of Mr. Haas was $0 in 1997, and $2,339 in 1996, respectively. The Company's contributions to the 401(k) Plan on behalf of all employees in the years ended December 31, 1997 and 1996 was $11,490 and $36,306 respectively. Dr. Wood is not eligible to participate in the Company's 401(k) Plan.

Policy with Respect to $1 Million Deduction Limit

         It is the Company's policy, where practical, to avail itself of all proper deductions under the Code. Amendments to the Code in 1993, limit, in certain circumstances, the deductibility of compensation in excess of $1 million paid to each of the five highest paid executives in one year. The total compensation of the executive officers did not exceed this deduction limitation in Fiscal 1996, and is unlikely to exceed it in 1997.

                                          SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA
                                                   AND COMPARATIVE PER SHARE DATA

                               Following are financial statements and the notes thereto of the Company for the six months ended June 30, 1998.

                                                        POSITRON CORPORATION
                                                           BALANCE SHEETS
                                                        --------------------
                                                (In thousands, except per share data)
                                                                                                       June 30,         December 31,
                                                                                                         1998               1997
                                                                                                       --------            --------
                                                                                                     (Unaudited)            (Note)
ASSETS:
Current assets:
  Cash and cash equivalents                                                                            $     70            $    160
  Accounts receivable, net                                                                                  386                 253
  Inventories                                                                                               331                 408
  Prepaid expenses                                                                                          221                 131
                                                                                                       --------            --------
    Total current assets                                                                                  1,008                 952

  Plant and equipment, net                                                                                  590                 715
                                                                                                       --------            --------
    Total assets                                                                                       $  1,598            $  1,667
                                                                                                       ========            ========
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable, trade                                                                              $  1,327            $  1,573
  Accrued liabilities                                                                                     3,045               3,205
  Note payable to an affiliate                                                                              767                 767
  Other note payable                                                                                      1,152                 930
  Unearned revenue                                                                                           60                  60
                                                                                                       --------            --------
    Total current liabilities                                                                             6,351               6,535
                                                                                                       --------            --------

Other liabilities                                                                                           600                 245
                                                                                                       --------            --------
Commitments and contingencies

Stockholders' deficit:
  Series A Preferred Stock: $1.00 par value, 8% cumulative, convertible redeemable; $1.00 par value; 5,450,000 shares authorized; 1,564,403 and 1,594,999 shares issued and outstanding at June 30, 1998 and
    December 31, 1997, respective                                                                         1,564               1,595
  Series B Preferred Stock: $1.00 par value, cumulative, convertible redeemable; 25,000 shares authorized, issued and outstanding at
    June 30, 1998 and December 31, 1997                                                                      25                  25
  Common Stock: $0.01 par value; 15,000,000 shares authorized, 5,159,592 and 5,128,990 shares issued and outstanding at June 30, 1998 and
    December 31, 1997, respectively                                                                          52                  51
  Additional paid-in capital                                                                             42,221              42,191
  Accumulated deficit                                                                                   (49,200)            (48,960)
  Treasury Stock: 60,156 shares at cost                                                                     (15)                (15)
                                                                                                       --------            --------
    Total stockholders' deficit                                                                          (5,353)             (5,113)
                                                                                                       --------            --------

    Total liabilities and stockholders' deficit                                                        $  1,598            $  1,667
                                                                                                       ========            ========

Note:  The balance  sheet at December  31, 1997 has been  derived from the audited  financial  statements  at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.
See accompanying notes.

                                                                 14

                                                        POSITRON CORPORATION
                                                      STATEMENTS OF OPERATIONS
                                                      ------------------------
                                                  (In thousands, except share data)
                                                             (Unaudited)

                                                                     Three Months Ended                     Six Months Ended
                                                                 June 30,          June 30,            June 30,           June 30,
                                                                   1998              1997                1998               1997
                                                               -----------        -----------        -----------        -----------
Revenues:
  Fee per scan                                                 $       199        $        86        $       307        $       208
  Service and component                                                414                391                780                889
                                                               -----------        -----------        -----------        -----------
    Total revenues                                                     613                477              1,087              1,097
                                                               -----------        -----------        -----------        -----------

Costs of sales and services:
  Fee per scan                                                          40                 39                 60                 78
  Service, warranty and component                                       91                 82                178                279
                                                               -----------        -----------        -----------        -----------
    Total costs of sales and services                                  131                121                238                357
                                                               -----------        -----------        -----------        -----------

      Gross profit                                                     482                356                849                740
                                                               -----------        -----------        -----------        -----------

Operating expenses:
  Research and development                                               8                141                 18                616
  Selling and marketing                                                  2                143                 16                343
  General and administrative                                           399                343                894              1,247
                                                               -----------        -----------        -----------        -----------
    Total operating expenses                                           409                627                928              2,206
                                                               -----------        -----------        -----------        -----------

      Income (loss) from operations                                     73               (271)               (79)            (1,466)
                                                               -----------        -----------        -----------        -----------

Other income (expenses):
  Other expense                                                       --                  (48)              --                  (99)
  Interest expense                                                     (78)              (102)              (161)              (191)
                                                               -----------        -----------        -----------        -----------
    Total other expense                                                (78)              (150)              (161)              (290)
                                                               -----------        -----------        -----------        -----------

Net income (loss)                                              $        (5)       $      (421)       $      (240)       $    (1,756)
                                                               ===========        ===========        ===========        ===========

Basic and dilutive net loss per common share                   $      0.00        $     (0.09)       $     (0.05)       $     (0.38)
                                                               ===========        ===========        ===========        ===========

Weighted average common shares outstanding                       5,144,291          4,831,653          5,139,191          4,629,255
                                                               ===========        ===========        ===========        ===========

                                                       See accompanying notes.

                                                                 15

                                                        POSITRON CORPORATION
                                                      STATEMENTS OF CASH FLOWS
                                                      ------------------------
                                                           (In thousands)
                                                             (Unaudited)
                                                                                                              Six Months Ended
                                                                                                          June 30,      December 31,
                                                                                                            1998              1997
                                                                                                          -------           -------
Cash flows from operating activities:
  Net loss                                                                                                $  (240)          $(1,756)
  Adjustment to reconcile net loss to net cash used in operating activities                                   (72)            1,438
                                                                                                          -------           -------
    Net cash used in operating activities                                                                    (312)             (318)
                                                                                                          -------           -------

Cash flows from investing activities:
  Capital expenditures                                                                                       --                 (44)
                                                                                                          -------           -------
    Net cash used in investing activities                                                                    --                 (44)
                                                                                                          -------           -------

Cash flows from financing activities:
  Proceeds from other notes payable, net of repayments                                                        222              --
  Proceeds from conversion of warrants to common stock                                                       --                  (8)
                                                                                                          -------           -------
    Net cash used in financing activities                                                                     222                (8)
                                                                                                          -------           -------

Net decrease in cash and cash equivalents                                                                     (90)             (370)

Cash and cash equivalents, beginning of year                                                                  160               382
                                                                                                          -------           -------

Cash and cash equivalents, end of year                                                                    $    70           $    12
                                                                                                          =======           =======

                                                       See accompanying notes.

                                                                 16

                              POSITRON CORPORATION
                     SELECTED NOTES TO FINANCIAL STATEMENTS
                     --------------------------------------
1.       Basis of Presentation

         The accompanying unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles and the rules of the U.S. Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in the Company's Annual Report of Form 10-KSB for the year ended December 31, 1997. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of Operations for the interim periods presented have been reflected herein. The results of Operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the most recent fiscal year ended December 31, 1997, as reported in the Form 10-KSB, have been omitted.


2.       Company Operations

         Since its inception the Company has been unable to sell its POSICAM systems in sufficient quantities to be profitable. Consequently, the Company has sustained substantial losses. Net losses for the year ended December 31, 1997 and the six months ended June 30, 1998 were $4,455,000 and $240,000, respectively. The Company has an accumulated deficit of $49,200,000 at June 30, 1998. Due to the sizable selling prices of the Company's systems and the limited number of systems sold or placed in service each year, the Company's revenues have fluctuated significantly year to year.

         At June 30, 1998, the Company had cash and cash equivalents in the amount of $70,000 compared to $160,000 at December 31, 1997. During 1997 and the first six months of 1998, the Company was unable to meet certain obligations as they came due. As a result of the Company's liquidity problem, 1997 salary payments to certain management level employees totaling approximately $600,000 were unpaid at June 30, 1998.

         Additionally, the Company currently has no shares of its Common Stock available for issuance and all other authorized shares have either been issued or reserved for issuance in respect of outstanding options and warrants or convertible securities. The lack of such available shares significantly restricts the Company's ability to raise capital through the issuance of additional equity securities. While the Company believes that its shareholders will approve an increase in the number of authorized shares of Common Stock at its Annual Meeting of
         Shareholders, no assurance can be given that such increase in authorized shares will be approved by the Company's shareholders.


3.       Net Loss Per Share

         Net loss per common share for the three and six months ended June 30, 1998 and 1997 have been computed by dividing net loss by the weighted average number of shares of Common Stock outstanding during these periods.

4.       Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets or liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


5.       Income Tax

         The difference between the Federal statutory income tax rate and the Company's effective income tax rate is primarily attributable to increases in valuation allowances for deferred tax assets relating to net operating losses.


6.       Imatron Transaction

         In June 1998, the Company entered into an agreement (the "Imatron Transaction") with Imatron, Inc. ("Imatron"), whereby Imatron will acquire a majority ownership of the Company. In conjunction with the execution of definitive agreements, Imatron began making working capital advances available to the Company up to $500,000 in order to enable it to meet a portion of its current obligations. As of June 30, 1998, the Company had borrowed $468,000. The loan bears interest at 1/2% over the prime rate, is due March 1, 2000 (with interest being payable monthly), and is secured by all of the Company's assets.

         Under the terms of the agreement, Imatron will acquire a majority ownership of the outstanding Common Stock of the Company on a fully-diluted and as-if-converted basis, excluding out-of-the-money warrants and options determined at the time of issuance of shares to Imatron. If such shares were issued to Imatron on June 30, 1998 the Company would have been obligated to issue nine million shares of Common Stock. The Company will receive a nominal cash amount from Imatron in payment for the shares.

         Imatron, in addition to providing limited working capital financing, has agreed to support the Company's marketing program, particularly with regard to Imatron's affiliate, Imatron Japan, Inc. by agreeing to make, after the share issuance closing date, all reasonable efforts to cause the placement of 10 POSICAM(TM) systems over the next three years. The Company recently shipped a POSICAM(TM) system to Imatron Japan as the first delivery under a three-year distribution agreement entered into last year. Imatron Japan, an affiliate of Imatron, Inc. is a major distributor for Imatron's Ultrafast CT and for the equipment of certain other high technology companies. Imatron has a 24 percent minority interest in Imatron Japan.

         Imatron will also help facilitate the recapitalization of Positron to support its re-entry into the medical imaging market by using its best efforts after the share issuance closing date to arrange for additional third-party equity financing for the Company over an eighteen-month period in an aggregate amount of not less than $8,000,000. There can be no assurances, however, that any such sales will actually be consummated or that Imatron will be able to successfully assist the Company in raising additional capital.

         Consummation of the issuance of shares to Imatron is conditioned upon, among other things (a) the resignation of each officer of the Company,
         (b) the resignation of at least three of the four current directors of the Company and the appointment of Imatron's nominees to fill such vacancies, and (c) shareholder approval of an amendment to the Company's Articles of Incorporation to increase its authorized Common Stock to at least 100,000,000 shares. The Company anticipates that the share issuance to Imatron will close in the third quarter of this year if such shareholder approval is obtained.

         In connection with the above transactions, the Company, Imatron and two current lenders, Uro-Tech, Ltd. ("Uro-Tech") and ProFutures Bridge Capital Fund, L.P. ("ProFutures"), entered into certain agreements whereby (a) ProFutures waived all past defaults and extended the maturity of its loan ( with a current balance of approximately $706,000) to October 5, 1998, in return for a $50,000 payment, the issuance of warrants to purchase 1,150,000 shares of the Company's Common Stock at $0.25 per share ( in addition to the issuance of previously bargained for warrants to purchase an additional 100,000 shares of the Company's stock at $0.25 per share), and minimum loan repayments of $50,000 for each of the months of April, May, June and July, 1998 and $100,000 for each of the months of August and September 1998 (b) Imatron agreed to subordinate its loan to ProFuture's loan,
         (c) Uro-Tech agreed to subordinate its loan (with a current balance of approximately $767,000 plus accrued interest payable of approximately $260,000 at June 30, 1998) to Imatron's loan, and (d) ProFutures's and Imatron agreed that all amounts above the first $1,000,000 of any third party equity financing obtained by Imatron would be applied equally to reduce Positron's debt to both ProFutures and Imatron.

         If the Imatron Transaction is not completed, or if the Imatron Transaction is completed and Imatron is unsuccessful in its efforts to raise capital for the Company, management believes the Company will be unable to continue as a going concern and that the Company's assets will be seized by its secured creditors.

         Following are financial statements and the notes thereto of the Company for the year ended December 31, 1997.

                                                        POSITRON CORPORATION
                                                           BALANCE SHEETS
                                                        --------------------
                                                  (In thousands, except share data)
                                                                                                                December 31,
                                                                                                           1997              1996
                                                                                                         --------          --------
ASSETS:
Current assets:
     Cash and cash equivalents                                                                           $    160          $    382
     Accounts receivable, net                                                                                 253               520
     Notes receivable                                                                                        --                 324
     Inventories                                                                                              408             2,633
     Prepaid expenses                                                                                         131               159
     Other current assets                                                                                    --                 426
                                                                                                         --------          --------
       Total current assets                                                                                   952             4,444
     Plant and equipment, net                                                                                 715               967
     Intangible assets, net                                                                                  --                 106
                                                                                                         --------          --------
       Total asset                                                                                       $  1,667          $  5,517
                                                                                                         ========          ========

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
     Accounts payable, trade                                                                             $  1,573          $  1,113
     Accrued liabilities                                                                                    3,205             2,654
     Revolving line of credit                                                                                --                  75
     Note payable to an affiliate                                                                             767               663
     Other note payable                                                                                       930             1,335
     Unearned revenue                                                                                          60               267
                                                                                                         --------          --------
       Total current liabilities                                                                            6,535             6,107
                                                                                                         --------          --------
Other liabilities                                                                                             245                68
                                                                                                         --------          --------
Commitments and contingencies
Stockholders' deficit:
     Series A Preferred Stock:  $1.00 par value; 8% cumulative, convertible, redeemable; 5,450,000 shares authorized; 1,594,999 and 2,404,624 shares issued and outstanding at December 31, 1997 and 1996,
       respectively                                                                                         1,595             2,405
     Series B Preferred Stock:  $1.00 par value, 8% cumulative, convertible, redeemable; 25,000 shares authorized, issued and outstanding at
       December 31, 1997 and 1996                                                                              25                25
     Common stock:  $0.01 par value; 15,000,000 shares authorized,
       5,128,990 and 4,312,182 shares issued and outstanding at
       December 31, 1997 and 1996                                                                              51                43
     Additional paid-in capital                                                                            42,191            41,374
     Accumulated deficit                                                                                  (48,960)          (44,505)
     Treasury stock: 60,156 shares at cost                                                                    (15)             --
                                                                                                         --------          --------
       Total stockholders' deficit                                                                         (5,113)             (658)
                                                                                                         --------          --------
          Total liabilities and stockholders' deficit                                                    $  1,667          $  5,517
                                                                                                         ========          ========

                                                 See notes to financial statements.

                                                                 20

                                                        POSITRON CORPORATION
                                                      STATEMENTS OF OPERATIONS
                                                      ------------------------
                                                  (In thousands, except share data)
                                                                                                     Year Ended December 31,
                                                                                                 1997                       1996
                                                                                             -----------                -----------
Revenues:
     System sales                                                                            $     1,129                $       650
     Fee per scan                                                                                    602                        415
     Service and component                                                                         1,795                      2,510
                                                                                             -----------                -----------

       Total revenues                                                                              3,526                      3,575
                                                                                             -----------                -----------

Costs of sales and services:
     System sales                                                                                    698                        316
     Fee per scan                                                                                    156                        172
     Service, warranty and component                                                                 645                        610
     Provision for loss on system exchange                                                          --                        1,000
                                                                                             -----------                -----------

       Total costs of sales and services                                                           1,499                      2,098
                                                                                             -----------                -----------

         Gross profit                                                                              2,027                      1,477
                                                                                             -----------                -----------
Operating expenses:
     Research and development                                                                      1,305                      2,227
     Selling, general and administrative                                                           4,653                      5,263
     General

       Total operating costs                                                                       5,958                      7,490
                                                                                             -----------                -----------

Loss from operations                                                                              (3,931)                    (6,013)
                                                                                             -----------                -----------

Other expenses:
     Interest expenses                                                                              (334)                      (197)
     Other expense                                                                                  (190)                      (165)
                                                                                             -----------                -----------

       Total other expense                                                                          (524)                      (362)
                                                                                             -----------                -----------

Net loss                                                                                     $    (4,455)               $    (6,375)
                                                                                             ===========                ===========

Basic and dilutive net loss per common share                                                 $     (0.91)               $     (1.67)
                                                                                             ===========                ===========

Weighted average common shares outstanding                                                     4,884,870                  3,811,026
                                                                                             ===========                ===========

                                                 See notes to financial statements.

                                                                 21

                                                        POSITRON CORPORATION
                                                 STATEMENTS OF STOCKHOLDERS' DEFICIT
                                           For the Years Ended December 31, 1997 and 1996

                                                  (In thousands, except share data)

                                                      Series A                  Series B
                                                   Preferred Stock           Preferred Stock                Common Stock
                                                  Shares      Amount        Shares     Amount           Shares       Amount
Balance at January 1, 1996                            --     $   --            --        --           3,637,320        $ 36
Net loss                                              --         --            --        --                 --          --
Issuance of Series A Preferred Stock            2,641,989      2,642           --        --                 --          --
Issuance of Series B Preferred Stock                  --         --         25,000        25                --          --
Conversion of  Series A Preferred Stock to
    Common Stock                                 (670,694)      (670)          --        --             670,694           7
Conversion of Warrants to Common Stock                --         --            --        --               4,168         --
Conversion of note payable to an affiliate
    to Series A Preferred Stock                   433,329        433           --        --                 --          --

Balance at December 31, 1996                    2,404,624      2,405        25,000        25          4,312,182          43
Net loss                                              --         --            --        --                 --          --
Conversion of Series A Preferred Stock to
    Common Stock                                 (809,625)      (810)          --        --             809,625           8
Conversion of Warrants to Common Stock                --         --            --        --               7,183         --
Treasury stock received upon settlement of
    note receivable                                   --         --            --        --                 --          --

Balance at December 31, 1997                    1,594,999    $ 1,595        25,000      $ 25          5,128,990        $ 51
                                                =========    =======        ======      ====          =========        ====

                                                     Additional
                                                       Paid-In     Accumulated   Treasury
                                                       Capital       Deficit       Stock         Total

Balance at January 1, 1996                             $ 39,309     $ (38,130)    $ --           $ 1,215
Net loss                                                    --         (6,375)      --            (6,375)
Issuance of Series A Preferred Stock                         52           --        --             2,694
Issuance of Series B Preferred Stock                      1,125           --        --             1,150
Conversion of  Series A Preferred Stock to
    Common Stock                                            663           --        --               --
Conversion of Warrants to Common Stock                        8           --        --                 8
Conversion of note payable to an affiliate to
    Series A Preferred Stock                                217           --        --               650

Balance at December 31, 1996                             41,374       (44,505)      --              (658)
Net loss                                                    --         (4,455)      --            (4,455)
Conversion of Series A Preferred Stock to
    Common Stock                                            802           --        --               --
Conversion of Warrants to Common Stock                       15           --        --                15
Treasury stock received upon settlement of note
    receivable                                              --            --        (15)             (15)

Balance at December 31, 1997                           $ 42,191     $ (48,960)    $ (15)        $ (5,113)
                                                       ========     =========     =====         ========

                                                 See notes to financial statements.

                                                                 22

                                                        POSITRON CORPORATION
                                                      STATEMENTS OF CASH FLOWS
                                                      ------------------------
                                                           (In thousands)
                                                                                                           Year Ended December 31,
                                                                                                           1997               1996
                                                                                                         -------            -------
Cash flows from operating activities:
    Net loss                                                                                             $(4,455)           $(6,375)
    Adjustment to reconcile net loss to net cash provided by (used in)
operating activities:
      Depreciation                                                                                           255                112
      Provision for doubtful accounts and notes receivable                                                   456                760
      Provision for obsolescence of inventory                                                              1,224               --
      Provision to reduce intangible assets to net realizable value                                           81               --
      Amortization of intangible assets                                                                       25                 25
      Provision for loss on exchange of system                                                              --                1,000
      Change in assets and liabilities, operating:
        Decrease (increase) in accounts receivable                                                           (87)               404
        Decrease in inventories                                                                            1,001                 33
        Decrease in prepaid expenses                                                                          26                124
        Decrease (increase) in other current assets                                                          426               (368)
        Increase (decrease) in accounts payable, trade                                                       460               (642)
        Increase (decrease) in accrued liabilities                                                           553               (233)
        Increase (decrease) in revolving line of credit                                                      (75)                75
        Increase (decrease) in other liabilities                                                             177                (11)
                                                                                                         -------            -------

          Net cash provided by (used in) operating activities                                                 67             (5,096)
                                                                                                         -------            -------

Cash flows from investing activities:
    Capital expenditures                                                                                      (3)               (51)
                                                                                                         -------            -------

      Net cash used in investing activities                                                                   (3)               (51)
                                                                                                         -------            -------

Cash flows from financing activities:
    Proceeds from note payable to an affiliate                                                               104                240
    Proceeds from other notes payable                                                                       --                1,400
    Repayment of other notes payable                                                                        (405)               (65)
    Proceeds from issuance of Series A preferred stock                                                      --                3,375
    Series A preferred stock issuance costs                                                                 --                 (681)
    Proceeds from issuance of Series B preferred stock                                                      --                1,250
    Series B preferred stock issuance costs                                                                 --                 (100)
    Proceeds from conversion of warrants to common stock                                                      15                  8
                                                                                                         -------            -------

      Net cash provided by (used in) financing activities                                                   (286)             5,427
                                                                                                         -------            -------

Net increase (decrease) in cash and cash equivalents                                                        (222)               280
Cash and cash equivalents, beginning of year                                                                 382                102
                                                                                                         -------            -------
Cash and cash equivalents, end of year                                                                   $   160            $   382
                                                                                                         =======            =======

                                                 See notes to financial statements.

                                                                 23

                                               POSITRON CORPORATION
                                           NOTES TO FINANCIAL STATEMENTS
                                           -----------------------------

1.  Description of Business

The Company was incorporated on December 20, 1983 in the state of Texas and commenced commercial operations during 1986. The Company designs, manufactures, markets and services its POSICAMTM system, advanced medical imaging devices, utilizing positron emission tomography ("PET") technology. These systems utilize the Company's patented and proprietary technology, an imaging technique which assesses the biochemistry, cellular metabolism and physiology of organs and tissues, as well as producing anatomical and structural images. Targeted markets include medical facilities and diagnostic centers located throughout the world. POSICAMTM systems are used by physicians as diagnostic and treatment evaluation tools in the areas of cardiology, neurology and oncology. The Company faces competition principally from two other companies which specialize in advanced medical imaging equipment.

Since its inception the Company has been unable to sell its POSICAMTM systems in sufficient quantities to be profitable. Consequently, the Company has sustained substantial losses. Net losses for the years ended December 31, 1997 and 1996 were $4,455,000 and $6,375,000, respectively, and at December 31, 1997 the Company has an accumulated deficit of $48,960,000. The magnitude of the selling prices of the Company's systems and the limited number of systems sold or placed in service each year has caused the Company's revenues to fluctuate significantly year to year.

At December 31, 1997, the Company had cash and cash equivalents in the amount of $160,000 compared to $382,000 at December 31, 1996. During both 1996 and 1997, the Company was unable to meet certain obligations as they came due and the Company's liquidity problems have become critical. As a result of the Company's severe liquidity problem, salary payments owed to certain management level employees totaling approximately $700,000 were unpaid at December 31, 1997.

To deal with its critical liquidity problem, in June 1998 the Company entered into a preliminary agreement (the "Imatron Transaction") with Imatron, Inc. ("Imatron"), whereby Imatron plans to acquire a majority ownership in the Company (See Note 15). If the Imatron Transaction is not completed or if the Imatron Transaction is completed and Imatron is unsuccessful in its efforts to raise capital for the Company, management believes that the Company will be unable to continue as a going concern and that the Company's assets will be seized by its secured creditors.

The Company currently has no shares of its Common Stock available for issuance and all authorized shares have either been issued or reserved for issuance in respect of outstanding options and warrants or convertible securities. The lack of such available shares significantly restricts the Company's ability to raise capital through the issuance of additional equity securities. While the Company believes that its shareholders will approve an increase in the number of authorized shares of Common Stock at its Annual Meeting of Shareholders, no assurance can be given that such increase in authorized shares will be approved by the Company's shareholders.

2.  Summary of Significant Accounting Policies

Cash and Cash Equivalents

Cash  and  cash  equivalents   include  all  cash  balances  and  highly  liquid
investments with an original maturity of three months or less.

Inventory

Inventories are stated at the lower of cost or market and include material, labor and overhead. Cost is determined using the first-in, first-out (FIFO) method of inventory valuation.

Plant and Equipment

Plant and equipment are recorded at cost and depreciated for financial statement purposes using the straight-line method over estimated useful lives of five to seven years. Gains or losses on dispositions are included in the statement of operations in the period incurred. Maintenance and repair cost are charged to expense as incurred.

Intangible Assets

Intangible assets, consisting principally of patent costs, are amortized using the straight-line method over an estimated useful life of 10 years.

Impairment of Long-Lived Assets

Periodically, the Company evaluates the carrying value of its plant and equipment, and long-lived assets by comparing the anticipated undiscounted future net cash flows associated with those assets to the related net book value. As of December 31, 1997, no significant impairment was indicated.

Revenue Recognition

Revenues from POSICAMTM system contracts are recognized when all significant costs have been incurred and the system has been shipped to the customer. Revenues from fee per scan contracts are recognized upon performance of patient scans. Revenues from maintenance contracts are recognized over the term of the contract. Service revenues are recognized upon performance of the services.

Research and Development Expenses

All costs related to research and development are charged to expense as incurred.

Warranty Costs

The Company accrues for the cost of product warranty on POSICAMTM systems at the time of shipment. Warranty periods generally range up to a maximum of one year. Actual results could differ from the amounts estimated.

Net Loss Per Common Share

Net loss per common share for the years ended December 31, 1997 and 1996 have been computed by dividing net loss by the weighted average number of shares of Common Stock outstanding during these periods. All Common Stock equivalents were antidilutive.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company includes fair value information in the notes to the financial statements when the fair value of its financial instruments is different from the book value. When the book value approximates fair value, no additional disclosure is made.

Reclassifications

Certain  amounts  presented  in  the  Company's   December  31,  1996  financial
statements  have  been   reclassified  in  order  to  conform  to  current  year
presentation.

New Accounting Pronouncements

In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (SFAS) No. 130, "Reporting Comprehensive Income," and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." Both SFAS No. 130 and SFAS No. 131 are effective for fiscal years beginning after December 15, 1997. SFAS 130 requires a company to display an amount representing comprehensive income, as defined by the statement, as part of the company's basic financial statements. Comprehensive income will include items such as unrealized gains or losses on certain investment securities and foreign currency items. The adoption of SFAS 130 should not materially affect the Company's financial statements.

SFAS 131 requires a company to disclose financial and other information, as defined by the statement, about its business segments, their products and services, geographic areas, major customers, revenues, profits, assets and other information. The Company has not yet assessed the impact that SFAS 131 will have on its financial statement reporting.

3.  Accounts Receivable

Accounts receivable at December 31, 1997 and 1996 consisted of the following:

                                                      1997                1996
                                                    ------               ------
                                                           (In thousands)
Accounts receivable-- equipment sales               $1,011               $1,011
Accounts receivable-- maintenance                      135                  368
Accounts receivable-- fee per scan                     334                  180
Accounts receivable-- other                             --                   41
                                                    ------               ------
                                                     1,480                1,600
Less allowance for doubtful accounts                (1,227)              (1,080)
                                                    ------               ------
                                                    $  253               $  520
                                                    ======               ======

4.  Inventories

Inventories at December 31, 1997 and 1996, consisted of the following:


                                                      1997                1996
                                                    ------               ------
                                                           (In thousands)
Raw materials                                       $1,299               $1,955
Work in process                                        --                    68
Finished goods                                         333                  610
                                                    ------               ------
                                                     1,632                2,633
Less reserve for obsolescence                        1,224                  --
                                                    ------               ------
                                                    $  408               $2,633
                                                    ======               ======

Due to improvements in technology that will slow movement of the Company's inventory, the Company recorded a reserve for obsolescence of $1,224,000 at December 31, 1997 to reduce inventories to their estimated net realizable value.

5.  Plant and Equipment

Plant and equipment at December 31, 1997 and 1996, consisted of the following:


                                                      1997                1996
                                                    ------               ------
                                                           (In thousands)
Furniture and fixtures                              $  327               $  327
Computers and peripherals                              775                  772
Leasehold improvements                                  17                   17
Leased assets                                          782                  782
Machinery and equipment                                518                  518
                                                    ------               ------
  Total plant and equipment                          2,419                2,416
Less accumulated depreciation                       (1,704)              (1,449)
                                                    ------               ------
                                                    $  715               $  967
                                                    ======               ======

6.  Accrued Liabilities:

Accrued liabilities at December 31, 1997 and 1996 consisted of the following:


                                                      1997                1996
                                                    ------               ------
                                                           (In thousands)
Royalties                                           $  368               $  234
Research grants                                          8                   58
Warranty                                             1,337                1,343
Compensation                                           752                  130
Other                                                  740                  889
                                                    ------               ------
                                                    $3,205               $2,654
                                                    ======               ======

7.  Revolving Line of Credit

On February 7, 1996, the Company entered into a lending facility with Boston Financial & Equity ("BF&E") Corporation pursuant to which the Company was allowed to borrow up to 80% of its outstanding qualified accounts receivable. During 1997, this revolving line of credit was canceled by BF&E and repaid by the Company.

8.  Notes Payable to an Affiliate

During 1995 and 1996, in order to fund its activities, the Company borrowed a total of $1,313,000 from Uro-Tech, Ltd. (the "Uro-Tech Loan"), an affiliate of the Company. The Uro-Tech Loan, as amended, bears interest at 13.8% per year and matured on April 30, 1997; however, the Company was unable to repay the debt upon maturity. The Company obtained an effective extension of the Uro-Tech Loan in connection with the Imatron Transaction (See Note 15). The Uro-Tech Loan is collateralized by liens and security interests encumbering most of the Company's assets including the Company's know-how, patents and proprietary rights pertaining to its PET technology. As part of the private placement of Series A Preferred Stock, $650,000 of the outstanding principal balance of the Uro-Tech Loan was converted into Series A Preferred Stock. As of December 31, 1997 and 1996, approximately $767,000 and $663,000 was payable to Uro-Tech, Ltd. In connection with the loan from Uro-Tech, the Company granted Uro-Tech warrants to purchase 67,500 shares of Common Stock, at an exercise price of $2.00 per share exercisable through February 7, 2001.

9.  Other Notes Payable

On November 14, 1996, in order to fund its continued activities, the Company obtained a loan facility (the "ProFutures Loan") of $1,400,000 from ProFutures Bridge Capital, L.P. ("ProFutures"). The ProFutures Loan originally bore interest at a rate of 12% until April 1, 1997, at which date, the rate increased to 15%. The ProFutures Loan matured on June 30, 1997; however, the Company was unable to repay the debt.

Accordingly, under terms specified in the loan agreement, after November 30, 1997, the interest rate increased to 18% per annum. As of December 31, 1997 and 1996, approximately $930,000 and $1,335,000, respectively, was outstanding under the ProFutures Loan. Subsequent to December 31, 1997, the Company was granted an extension of the maturity of the ProFutures Loan (See Note 15). The ProFutures Loan is collateralized by liens and security interest encumbering all of the assets of the Company, including know-how, patents and proprietary rights pertaining to its PET technology. In addition, the Company granted ProFutures a ten year warrant to purchase 250,000 shares of its Common Stock at an exercise price of $2.40 per share. At April 1, 1997 the Company was unable to repay the loan to ProFutures and, in accordance with the ProFutures Loan, granted to ProFutures additional warrants for the purchase of 100,000 shares of its Common Stock at $1.84 per share. Concurrently, the exercise price of the previously issued warrant for 250,000 shares of the Company's Common Stock at $2.40 per share was reduced $1.84 per share.

10. Common Stock - Options and Warrants

Options

In 1987, the Company established a Common Stock option plan (the "1987 Plan") covering directors, officers and other key employees. In November 1993, the Company canceled all options outstanding under the 1987 Plan. In connection with such cancellations, the board of directors authorized the reissuance of 38,522 options to purchase shares of Common Stock at 75 percent of the IPO price following the closing of an initial public offering. Such options vested and became exercisable on January 3, 1995. In addition, in February 1994, the board of directors authorized the issuance of an additional 150,000 options at the same exercise price. Options granted under the 1987 Plan expired on the earlier of three months after termination of employment or ten years from the grant date.

Effective June 3, 1994, the shareholders of the Company approved the 1994 Incentive and Nonstatutory Option Plan (the "1994 Plan"). The 1994 Plan, as amended, provides for the issuance of an aggregate of 601,833 Common Stock options to key employees, directors, and certain consultants and advisors of the Company. The 1994 Plan also provides that the exercise price of Incentive Options shall not be less than the fair market value of the shares on the date of the grant. The exercise price per share of Nonstatutory options shall not be less than the par value of the Common Stock or 50% of the fair market value of the Common Stock on the date of grant. The 1994 Plan is administered by the Compensation Committee of the Board of Directors. The committee has the authority to determine the individuals to whom awards will be made, the amount of the awards, and all other terms and conditions of the awards. As of December 31, 1997, options to purchase an aggregate of 144,389 shares of Common Stock at a range of $2.626 - $4.125 per share, had been granted to certain key employees.

The 1994 Plan also provides that each non-employee director automatically receives options to purchase 10,500 shares of Common Stock at the date such individual becomes a non-employee director. Each non-employee director who is a director on the first business day following each Annual Shareholder Meeting also receives an option to purchase a number of shares of Common Stock having a value of $15,000 as determined by the fair market value of the Common Stock on the date of grant. As of December 31, 1997, options to purchase an aggregate of 163,724 shares of Common Stock at a range of $2.625-$4.125 per share had been granted to non-employee directors. All 1994 Plan options expire within ten years of the date of the grant.

A summary of stock option activity is as follows:

                                           Shares Issuable
                                          Under Outstanding     Weighted Average
                                               Options           Exercise Price

Balance at January 1, 1996                     584,204               $  2.80
               Granted                             --
               Exercised                           --
               Forfeited                       (11,526)              $  2.77
                                               -------

Balance at December 31, 1996                   572,678               $  2.80
               Granted                             --
               Exercised                           --
               Forfeited                           --
                                               -------
Balance at December 31, 1997                   572,678               $  2.80
                                               =======

The Company has elected to apply the disclosure only requirements of Statement of Financial Accounting No. 123, Accounting for Stock-Based Compensation ("SFAS 123") which, if fully adopted by the Company, would change the method the
Company applies in recognizing the cost of the Plan. Adoption of the cost recognition provisions of SFAS 123 is optional and the Company has decided not to elect those provisions. As a result, the Company continues to apply Accounting Principles Board Opinion No. 25 ("APB 25") and related interpretations in accounting for the measurement and recognition of the Plan's cost.

The shares exercisable for vested options and the corresponding weighted average exercise price was 435,436 shares and $2.80 per share at December 31, 1997 and 1996.

Following is a summary of stock options outstanding at December 31, 1997.

                        Options Outstanding                 Options Exercisable
                ---------------------------------------   ----------------------
                          Weighted Avg
  Range of               Remaining Term   Weighted Avg             Weighted Avg
Exercise Price   Shares    (in Years)    Exercise Price    Shares Exercise Price
--------------  -------  --------------  --------------   ------- --------------
$2.625--$3.375  492,980        7.20              $2.63    376,194        $2.63
$3.376--$4.125   79,698        7.66              $3.91     59,242        $3.92
                -------                                   -------
$2.625--$4.125  572,678        7.27              $2.80    435,436        $2.80
                =======                                   =======

The Company did not grant or reprice any options during the year ended December 31, 1997 or 1996.

Under SFAS 123, compensation cost is measured at the grant based on the fair value of the awards and is recognized over the service period, which is usually the vesting period. The fair value of options granted during 1996 was estimated on the date of grant using the Black Scholes option-pricing model with the following assumptions used to calculate fair value of options awarded in 1996:
(i) average dividend yield of 0.00%; (ii) expected volatility of 83.36%; (iii) expected life of five (5) years; and (iv) estimated risk-free interest rate, which is different for grants awarded on different grant dates, ranging from 5.66% to 7.15%.

The pro forma disclosures as if the Company adopted the cost recognition requirements of SFAS 123 are as follows (in thousands):

                                     1997                       1996
                          -------------------------   --------------------------
                          As Reported    Pro Forma     As Reported     Pro Forma
                             -------       -------       -------        -------
Net loss                     $(4,455)      $(4,455)      $(6,375)       $(6,476)
Earnings per common share    $ (0.91)      $ (0.93)      $ (1.67)       $ (1.70)

The effects of applying SFAS 123 in this proforma disclosure are not indicative of future results. SFAS 123 does not apply to awards prior to 1995. Additional awards in future years are not anticipated by the Company.

Warrants

Prior to the Company's initial public offering, the Company issued warrants to the purchasers of the then outstanding Series E Preferred Stock (the "1993 Warrants"). Subject to adjustment for certain transactions, the 1993 Warrants, as originally issued, were exercisable for an aggregate of 353,531 shares of Common Stock at an exercise price of $9.90. Because of certain specified anti-dilution provisions, the 1993 Warrants were exercisable for an aggregate of 519,394 shares of Common Stock at a purchase price of $5.60 per share as of December 31, 1997. The 1993 Warrants are exercisable at any time until November 30, 1998 and are entitled to the benefit of adjustments in the exercise price and in the number of shares of Common Stock or other securities deliverable upon the exercise thereof in the event of a stock dividend, stock split, reclassification, reorganization, consolidation, merger, sale of all substantially all of the property of the Company, or other dilutive transactions.

The 1993 Warrants are redeemable at the option of the Company at a price equal to $.10 per share of the Common Stock covered by the 1993 Warrant, on 30 days written notice, provided that the market price of the Common Stock equals or exceeds $12.544 for the 20 consecutive trading days ending within 10 days prior to the notice of redemption. The Company also granted the holders of the 1993 Warrants certain registration rights with respect to the 1993 Warrants and the Common Stock for which the 1993 Warrants are exercisable.

In connection with its initial public offering, the Company issued 3,898,550 Redeemable Warrants (the "Redeemable Warrants"). The Redeemable Warrants as originally issued were exercisable for an aggregate of 3,893,550 shares of Common Stock at an exercise price of $8.25 per share. Because of their anti-dilution provisions the Redeemable Warrants were exercisable for an aggregate of 5,646,798 shares of Common Stock at a purchase price of $5.60 per share as of December 31, 1997. The Redeemable Warrants are entitled to the benefit of adjustment in the exercise price and in the number of shares of Common Stock or other securities deliverable upon the exercise thereof in the event of a stock dividend, stock split, reclassification, reorganization, consolidation, merger, sale of all or substantially all of the property of the Company, or other dilutive transactions. The Company has the right to reduce the exercise price or increase the number of shares of Common Stock issuable upon the exercise of the Redeemable Warrants.

Each Redeemable Warrant expires on December 3, 1998 (the "Expiration Date"), subject to extension. The Company may at any time extend the Expiration Date of all outstanding Redeemable Warrants for such increased period of time as it may determine.

The Company has the right at any time after March 3, 1995, to redeem the Redeemable Warrants in whole or in part for cancellation at a price of $1.25 each, by written notice to each Redeemable Warrant holder. Such notice may only be given within 10 days following any period of 20 consecutive trading days during which the average closing bid for the Common Stock (if then trading on the over-the-counter market) or the average closing price of the Common Stock (if then listed on the Nasdaq Market) equals or exceeds $12.544 per share, subject to adjustment for stock dividends, splits and similar events. If the Redeemable Warrants are called in for cancellation, they must be exercised prior to the close of business on the date of any such redemption and cancellation or the right to purchase the applicable shares of Common Stock is forfeited. The Company granted the holders of the Redeemable Warrants certain registration rights with respect to the Common Stock for which the Redeemable Warrants are exercisable.

A summary of warrant activity is as follows:

                                                   Number of
                                                     Shares       Exercise Price
Balance at December 31, 1995                     4,950,848     $8.04-- $3,572.27

  Warrants issued in connection with the
    Series B Preferred Stock                       100,000              $2.00
  Warrants issued in connection with the
    Series A Preferred Stock                     1,537,696              $2.00
  1993 warrants anti-dilution provisions         1,112,973              $5.60
  Redeemable warrant anti-dilution provisions      102,371              $5.60
  Warrants converted to Common Stock                (4,168)
                                                 ---------

Balance at December 31, 1996                     7,799,720     $2.00-- $3,572.27

  Warrants issued in connection with the
    ProFutures Loan                                100,000              $1.84
  1993 warrants anti-dilution provisions               --
  Redeemable warrant anti-dilution provisions          --
  Warrants converted to Common Stock                (7,183)
                                                 ---------

Balance at January 31, 1997                      7,892,537     $1.84-- $3,752.27
                                                 =========

No compensation expense related to options and warrants was recognized by the Company in the accompanying statement of operations during the years ended December 31, 1997 or 1996.

The Company has reserved 9,871,010 shares of Common Stock for issuance upon the exercise of all employee and nonemployee director Common Stock options and outstanding warrants.

11. Preferred Stock

The Company's Articles of Incorporation authorize the board of directors to issue 10,000,000 shares of preferred stock from time to time in one or more series. The board of directors is authorized to determine, prior to issuing any such series of preferred stock and without any vote or action by the shareholders, the rights, preferences, privileges and restrictions of the shares of such series, including dividend rights, voting rights, terms of redemption, the provisions of any purchase, retirement or sinking fund to be provided for the shares of any series, conversion and exchange rights, the preferences upon any distribution of the assets of the Company, including in the event of voluntary of involuntary liquidation, dissolution or winding up of the Company, and the preferences and relative rights among each series of preferred stock.

In February, March and May of 1996, the Company issued 3,075,318 shares of Series A 8% Cumulative Convertible Redeemable Preferred Stock $1.00 par value ("Series A Preferred Stock") and Redeemable Common Stock Purchase Warrants to purchase 1,537,696 shares of the Company's Common Stock. The net proceeds of the private placement were approximately $2,972,000. Each share of the Series A Preferred Stock is immediately convertible into one share of Common Stock. Each Redeemable Common Stock Purchase Warrant is exercisable at a price of $2.00 per share of Common Stock. Each Redeemable Common Stock Purchase Warrant is exercisable at a price of $2.00 per share of Common Stock. Eight percent (8%) dividends on the Series A Preferred Stock may be paid in cash or the Series A Preferred Stock at the discretion of the Company. The Series A Preferred Stock is senior to the Company's Series B Preferred Stock and Common Stock in liquidation. Holders of the Series A Preferred Stock may vote on an as if converted basis on any matter requiring shareholder vote. While the Series A Preferred Stock is outstanding or any dividends thereon remain unpaid, no Common Stock dividends may be paid or declared by the Company.

In conjunction with the issuance of the aforementioned Series A Preferred Stock, Uro-Tech converted amounts receivable from the Company totaling $650,000 into 433,329 shares of Series A Preferred Stock and 216,671 Redeemable Stock Purchase Warrants.

Series B Preferred Stock

In July 1996, the Company issued 25,000 shares of Series B 8% Cumulative Convertible Redeemable Preferred Stock $1.00 par value ("Series B Preferred Stock") and Common Stock Purchase Warrants to purchase up to 100,000 shares of its Common Stock, par value $.01 per share. The Series B Preferred Stock plus Common Stock Purchase Warrants sold for approximately $50.00 per share of Series B Preferred Stock. Subject to adjustment for certain antidilution events, each share of Series B Preferred Stock is initially convertible into 25 shares of Common Stock and each Common Stock Purchase Warrant is exercisable for one share of Common Stock at an exercise price of $2.00 per share. Eight percent (8%) dividends on the Company's Series B Preferred Stock may be paid in cash or in Series B Preferred Stock, at the discretion of the Company. The series B Preferred Stock is junior to the Series A Preferred Stock, but senior to the Company's Common Stock in liquidation. The Series B Preferred Stock has no voting rights other than those afforded by law. As a class, however, the holders of the Series B Preferred Stock may vote on matters directly affecting the Series B Preferred Stock or mergers and/or consolidations of the Company with another company.

Dividends may not be paid or declared on the Company's Common Stock while any unpaid dividends are outstanding on the Series B Preferred Stock. The Series B Preferred Stock and the Common Stock Purchase Warrants are not convertible or exercisable until such time as the Company's shareholders approve an amendment to its Articles of Incorporation increasing the number of the authorized shares of Common Stock by at least 2,500,000 shares.

As of December 31, 1997 and 1996, stated dividends that are undeclared and unpaid on the Series A and Series B Preferred Stocks are as follows:

                                   1997                1996
                                   ----                ----
                                        (in thousands)
         Series A                  $191                $134
         Series B                   150                  50
                                   ----                ----
                                   $341                $185
                                   ====                ====

The Company anticipates that such dividends, when declared, will be paid in the shares of Series A and Series B Preferred Stock.

12. Income Taxes

The Company has incurred losses since its inception and, therefore, has not been subject to federal income taxes. As of December 31, 1997, the Company had net operating loss ("NOL") carryforwards for income tax purposes of approximately $42,100,000 which expire in 1999 through 2012. Since the closing of the Company's IPO resulted in more than a 50 percent change in shareholder ownership percentages, the provisions of Section 382 of the Internal Revenue Code limit the Company's ability to utilize the NOL carryforwards to reduce future taxable income and tax liabilities. Additionally, because United States tax laws limit the time during which NOL carryforwards may be applied against future taxable income, the Company will not be able to take full advantage of its NOL for federal income tax purposes should the Company generate taxable income.

The composition of deferred tax assets and the related tax effects at December 31, 1997 and 1996 are as follows:

                                                          December 31,
                                                   1996                   1997
                                                 -------                -------
                                                         (in thousands)
Deferred tax assets:
    Net operating losses                         $14,620                $13,169
    Allowance for doubtful accounts and notes
       receivable                                    527                    367
    Inventory basis difference                       767                    860
    Accrued liabilities and reserves                 454                    456
    Valuation allowance                          (16,330)               (14,816)
                                                 -------                -------
       Total deferred tax assets                      38                     36
                                                 -------                -------

Deferred tax liabilities:
    Property and equipment                            16                     18
    Other                                             22                     18
                                                 -------                -------
       Total deferred tax liability......             38                     36
                                                 -------                -------

Net deferred tax asset (liability)               $   --                 $   --
                                                 =======                =======

The difference between the income tax benefit in the accompanying statement of operations and the amount that would result if the U.S. Federal statutory rate of 34% were applied to pre-tax loss is as follows (amounts in thousands):


                                           1997                  1996
                                      --------------       --------------
                                      Amount       %        Amount      %
                                      ------    ----       ------    ----
Benefit for income tax at
    federal statutory rate            $1,514    34.0       $2,167    34.0
Increase in valuation allowance       (1,514   (34.0)      (2,167)  (34.0)
                                      ------    ----       ------    ----
                                      $  --      --        $  --      --
                                      ======    ====       ======    ====

13. 401(k) Plan

The Positron Corporation 401(k) Plan and Trust (the "Plan") covers all of the Company's employees who are United States citizens, at least 21 years of age and have completed at least one quarter of service with the Company. Pursuant to the Plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit and have the amount of such reduction contributed to the Plan. The Plan provides for the Company to make contributions in an amount equal to 25 percent of the participant's deferral contributions, up to 6 percent of the employee's compensation, as defined in the Plan agreement. The Company's contribution expense was approximately $12,000 and $35,000 in 1997 and 1996, respectively. The board of directors of the Company may authorize additional discretionary contributions; however, no additional Company contributions have been made as of December 31, 1997.

14. Related Party Transactions

The Company has an incentive compensation plan for certain key employees and its Chairman. The incentive compensation plan provides for annual bonus payments based upon achievement of certain corporate objectives as determined by the Company's compensation committee, subject to the approval of the board of directors. To date, the Company has not paid any bonuses pursuant to the incentive compensation plan.

Pursuant to agreements entered into in November 1993, the Company extended loans to a current board member and a former board member in order to provide each of them with funds to satisfy their respective personal income tax liability arising out of the conversion of certain Positron Corporation Promissory Notes into Common stock. Such agreements were entered into by the Company in connection with the IPO and in consideration of certain concessions made by the board member and former board member concerning the conversion terms under their respective Notes. Pursuant to the agreements, each of the loans were made on substantially the following terms: (i) limited to a principal amount not to exceed $175,000, (ii) interest payable at a rate of six percent per year, (iii) an initial term of three years with the principal balance being due and payable upon the expiration of the term, (iv) limited recourse against the borrower, and
(v) collateralized by Positron Corporation Common Stock owned by the borrower. In accordance with such agreements, on April 15, 1994, the Company extended a $165,817 loan to a current board member and a $158,552 loan to the former board member.

Both of the notes receivable matured in April 1997 but were not repaid by the debtors and, accordingly, 60,176 shares of the Company's Common Stock reverted back to the Company and are included in treasury stock at December 31, 1997. In connection with this transaction, the Company recognized bad debt expense of $309,000.

The Company has certain consulting agreements with its Chairman and a member of its board. Each agreement provides for monthly consulting payments of $6,667 and expires in 1998.

15. Commitments and Contingencies

On January 1, 1996, the Company entered into an employment agreement with Werner
J. Haas, Ph.D. pursuant to which Dr. Haas agreed to serve as President and Chief Executive Officer of the Company for a term of two years. The employment agreement provided for the payment of an annual base salary of $200,000, bonuses in an amount to be determined at the discretion of the Board of Directors of the Company, and participation in any employee benefit plan adopted by the Company for its employees.

On February 18, 1997, Dr. Haas informed the Board of Directors of the Company that he considered his contract to have been terminated by the Company without cause as a result of the Company's failure to pay the February 15, 1997 payroll to any of its management level employees and specifically to him. Additionally, Dr. Haas resigned as a member of the Company's Board of Directors. Dr. Haas has demanded that the Company pay him all past due salary as well as the nine months severance pay specified in his employment agreement if his contract is determined to have been terminated without cause. The Company has indicated to Dr. Haas that it believes no amounts are due him under his employment agreement. As of July 31, 1998, the Company is unable to predict the outcome of the disagreement between Dr. Haas and the Company.

The Company is obligated to pay royalties of 3% of the gross revenue from sales, uses, leases, licensing or rentals of POSICAM systems, 1% each to a director of the Company and two other unrelated entities.

During 1997, the Company leased its office and manufacturing facility and certain office equipment under noncancelable operating leases with unexpired terms ranging from one to four years. Rental expense for operating leases amounted to approximately $256,000 per year for the years ended December 31, 1997 and 1996, respectively. Future minimum lease payments due under noncancelable operating leases with original lease terms of greater than one year and expiration dates subsequent to December 31, 1997, are summarized as follows:


                                                  Amount
         Year Ended December 31,              (In thousands)
         -----------------------              --------------
         1998                                      $361
         1999                                       421
         2000                                       210
                                              --------------
         Total minimum lease payments              $992
                                              ==============

In March 1998, the Company, under severe cash flow constraints, was forced to leave its long-term office and manufacturing facility lease and move its operations to a facility with significantly reduced space and a more affordable lease payment. The Company entered into a six-month lease at a monthly rate of $2,671; however, the Company was unable to obtain a release from its original lease. The Company has been notified by its former landlord that all delinquent amounts due under its original lease are currently payable. However, Company management believes that the landlord has leased its space to new tenants at favorable lease rates and that its exposure is limited to any shortfall in lease payments experienced by the former landlord. As of July 31, 1998, the Company is unable to predict the outcome of this disagreement with its former landlord.

16. Subsequent Events

In June 1998, the Company entered into an agreement (the "Imatron Transaction") with Imatron Inc. ("Imatron"), whereby Imatron will acquire a majority ownership of the Company. In conjunction with the execution of definitive agreements, Imatron began making working capital advances available to the Company up to $500,000 to enable the Company to meet a portion of its current obligations. As of June 30, 1998, the Company had received advances totaling approximately $468,000. The advances bear interest at 1/2% over the prime rate, are due March 1, 2000 (with interest being payable monthly), and are secured by all of the Company's assets.

Under the terms of the agreement, Imatron will acquire a majority ownership of the outstanding Common Stock of the Company on a fully-diluted and as-if-converted basis, excluding out-of-the-money warrants and options determined at the time of issuance of shares to Imatron. If such shares were issued to Imatron on June 30, 1998, the Company would have been obligated to issue nine million shares of Common Stock. The Company will receive a nominal cash amount of $100 from Imatron in payment for the shares.

Imatron, in addition to providing limited working capital financing, has agreed to support the Company's marketing program particularly with regard to Imatron's affiliate, Imatron Japan, Inc. by agreeing to intake, after the share issuance closing date, all reasonable efforts to cause the placement of 10 POSICAM(TM) systems over the next three years. The Company recently shipped a POSICAM(TM) system to Imatron Japan as the first delivery under a three-year distribution agreement entered during 1997. Imatron Japan, an affiliate of Imatron, is a major distributor for Imatron's Ultrafast CT and for the products of certain other high technology companies. Imatron has a 24 percent minority interest in Imatron Japan.

Imatron has also agreed to help facilitate the recapitalization of the Company and to support its re-entry into the medical imaging market by using its best efforts, after the share issuance closing date, to arrange for additional third-party equity financing for the Company over an eighteen-month period in an aggregate amount of at least $8,000,000. There can be no assurances, however, that any such sales will actually be consummated or that Imatron will be able to successfully assist the Company in raising additional capital.

Consummation of the issuance of shares to Imatron is conditioned upon, among other things, (a) the resignation of each of the Company's officers, (b) the resignation of at least three of the Company's four current directors and the appointment of Imatron's nominees to fill vacancies so created, and (c) approval by the Company's shareholders of an amendment to the Company's Articles of Incorporation to increase its authorized Common Stock to at least 100,000,000 shares. The Company anticipates that the share issuance to Imatron will close in the third quarter of this year if such shareholder approval is obtained.

In connection with the Imatron Transaction, the Company, Imatron and two current lenders to the Company, Uro-Tech and ProFutures, entered into certain agreements whereby (a) ProFutures waived all past defaults and extended the maturity of the ProFutures Loan (with a balance of approximately $845,000 at December 31, 1997) to October 5, 1998, in return for a $50,000 payment, the issuance of warrants to purchase 1,150,000 shares of the Company's Common Stock at $0.25 per share (in addition to the issuance of previously bargained for warrants to purchase an additional 100,000 shares of the Company's Common Stock at $0.25 per share), and minimum loan repayments of $50,000 for each of the months of April, May, June and July 1998 and $100,000 for each of the months of August and September 1998,
(b) Imatron agreed to subordinate its loan to the ProFutures Loan, (c) Uro-Tech agreed to subordinate its loan (with a current balance of approximately $767,000 plus accrued interest payable of approximately $207,000 at December 31, 1997) to Imatron's loan, and (d) ProFutures and Imatron agreed that all amounts above the first $1,000,000 of any third-party equity financing raised by Imatron would be applied equally to reduce the Company's debt to both ProFutures and Imatron.

If the Imatron Transaction is not completed, or if the Imatron Transaction is completed and Imatron is unsuccessful in its efforts to raise capital for the Company, management believes that the Company will be unable to continue as a going concern and that the Company's assets will be seized by its secured creditors.

17. Supplemental Cash Flow Data


Supplemental disclosure of cash flow information:
             Cash paid for interest                         $ 277          $ 139
                                                            =====          =====
             Cash paid for income taxes                      $--            $--
                                                            =====          =====

Non-cash investing and financing activities:
             Conversion of note payable to an
             affiliate into Series A Preferred Stock         $--           $ 650
                                                            =====          =====

                             PROFORMA FINANCIAL DATA

The board of directors of the Company is currently considering the sale of 9,000,000 shares of its Common Stock (or such other number of shares that constitutes 51% of the Company's outstanding voting securities on a fully diluted basis, exclusive of out of the money warrants, and/or options, and/or convertible securities calculated as of the closing date, but not less than 9,000,000 shares) in a transaction (the "Imatron Transaction") with Imatron, Inc. ("Imatron"), a New Jersey corporation with principal offices in San Francisco, California. The total consideration to be paid by Imatron for such shares is $100 plus the reimbursement of certain costs to be incurred by the Company as a result of the transaction, which costs are estimated not to exceed $25,000. The following Unaudited Proforma Statements of Operations for the six months ended June 30, 1998 and the year ended December 31, 997 give effect to the Imatron Transaction as if it had occurred on January 1, 1997. An Unaudited Proforma Condensed Balance Sheet as of June 30, 1998 is not presented because the impact of the Imatron Transaction on the balance sheet is not material.

The Unaudited Proforma Statements of Operations are presented for informational purposes only and are not necessarily indicative of the results of operations that would have been achieved had the transaction been completed at January 1, 1997, nor are they indicative of the Company's future results of operations.

The Unaudited Proforma Statements of Operations should be read in conjunction with the historical financial statements of the Company and related notes thereto.

                                                        POSITRON CORPORATION
                                                  PROFORMA STATEMENT OF OPERATIONS
                                                  --------------------------------
                                                  (In thousands, except share data)

                                                                                              Six Months
                                                                                                Ended                   Year Ended
                                                                                               June 30                 December 31,
                                                                                                 1998                      1997
                                                                                             ------------              ------------
Revenues:
     System sales                                                                            $       --                $      1,129
     Fee per scan                                                                                     307                       602
     Service and component                                                                            780                     1,795
                                                                                             ------------              ------------
         Total revenues                                                                             1,087                     3,526
                                                                                             ------------              ------------
Costs of sales and services:
     System sales                                                                                    --                         698
     Fee per scan                                                                                      60                       156
     Service, warranty and component                                                                  178                       645
                                                                                             ------------              ------------
         Total costs of sales and service                                                             238                     1,499
                                                                                             ------------              ------------
           Gross profit                                                                               849                     2,027
                                                                                             ------------              ------------
Operating expenses:
     Research and development                                                                          18                     1,305
     Selling, general and administrative expenses                                                     910                     4,753
                                                                                             ------------              ------------
         Total operating costs                                                                        928                     6,058
                                                                                             ------------              ------------

Loss from operations                                                                                  (79)                   (4,031)
                                                                                             ------------              ------------
Other expenses:
     Interest expense                                                                                (161)                     (335)
     Other expense                                                                                   --                        (190)
                                                                                             ------------              ------------
         Total other expense                                                                         (161)                     (424)
                                                                                             ------------              ------------
Net loss                                                                                     $       (240)             $     (4,455)
                                                                                             ============              ============

Basic and dilutive net loss per common share
     as reported                                                                             $      (0.05)             $      (0.91)
                                                                                             ============              ============
Proforma basic and dilutive net loss per common share                                        $      (0.02)             $      (0.32)
                                                                                             ============              ============

Weighted average common shares outstanding                                                      5,139,191                 4,884,870
Additional shares to be issued in connection with the
     proposed Imatron Transaction(1)                                                            9,000,000                 9,000,000
                                                                                             ------------              ------------
Proforma weighted average shares outstanding                                                   14,139,191                13,884,870
                                                                                             ============              ============

                                      See notes to unaudited proforma statements of operations.

                                                                 38

                              POSITRON CORPORATION
                   NOTES TO UNAUDITED STATEMENTS OF OPERATIONS
                   -------------------------------------------

1.  Basis of Presentation

The following Unaudited Proforma Statements of Operations for the six months ended June 30, 1998 and the year ended December 31, 1997 give effect to the Imatron Transaction as if it had occurred at January 1, 1997.

The Company believes that the assumptions used in preparing the unaudited proforma statements of operations provide a reasonable basis for presenting all of the significant effects of the Imatron Transaction (other than any synergies anticipated by the Company, and nonrecurring charges directly attributable to the sale), and that the proforma adjustments give effect to those assumptions in the Unaudited Proforma Statements of Operations.

2.  Earnings Per Share

Net loss per share of Common Stock was computed by dividing the net income available to holders of Common Stock by the weighted average number of shares of Common Stock outstanding during the period. Due to the net loss, all of the Common Stock equivalents were excluded from this calculation due to their anti-dilutive effect.

3.  Proforma Adjustments

Proforma adjustments to the Unaudited Proforma Statements of Operations are as follows:

         1. Reflects the issuance of 9,000,000 shares of Common Stock in connection with the Imatron Transaction.

         2. Reflects the calculation of earnings per share assuming the sale of 9,000,000 shares of Common Stock to Imatron.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Risks Associated with Business Activities

Potential Default Under ProFutures Loan. The ProFutures Loan matures on October 5, 1998 and, at that time, approximately $450,000 will be due under the ProFutures Loan. Unless the maturity date of the ProFutures Loan is extended or the Company is successful in obtaining additional debt or equity financing in an amount necessary to discharge the ProFutures Loan prior to its maturity, the Company will be unable to pay when due the ProFutures Loan and a payment default thereunder will occur. The ProFutures Loan is secured by liens and security interests encumbering all of the assets of the Company, including know-how, patents and proprietary rights pertaining to its PET technology. Upon a payment default under the ProFutures Loan, the Company anticipates that the lender thereunder will seek to foreclose its liens and security interests encumbering the Company's assets. Such foreclosure would have a material adverse affect on the Company and its securityholders and would prevent the Company from continuing as a going concern. The Company does not currently have the means to repay the ProFutures Loan at its October 5, 1998 maturity and it is unlikely that the Company will be able to obtain additional debt or equity financing necessary to repay the ProFutures Loan by such maturity date . The Company currently intends to seek an extension of the maturity date of the ProFutures Loan although there are no assurances that an extension will be obtained, or if obtained, that the Company will not be required to grant the lender thereunder additional concessions, consideration or securities, the terms of which may be materially adverse to the Company and its securityholders. Absent obtaining an extension of the October 5, 1998 maturity date of the ProFutures Loan or the additional debt or equity financing necessary to repay the ProFutures Loan by such date, the Company may be forced to seek protection under the Federal Bankruptcy laws.

History of Losses. To date the Company has been unable to sell POSICAM(TM) systems at quantities sufficient to be profitable. Consequently, the Company has sustained substantial losses. Net losses for the years ended December 31, 1997 and 1996 were $4,455,000 and $6,375,000, respectively. At December 31, 1997, the Company had an accumulated deficit of approximately $48,960,000. There can be no assurance that the Company will ever achieve the level of revenues needed to be profitable in the future, or, if profitability is achieved, that it will be sustained. Due to the sizeable sales price of each POSICAM(TM) system and the limited number of systems that are sold or placed in service in each fiscal period, the Company's revenues have fluctuated, and may likely continue to fluctuate, significantly from quarter to quarter and from year to year.

Recruiting and Retention of Qualified Personnel. The Company's success is dependent to a significant degree upon the efforts of its executive officers and key employees. The loss or unavailability of the services of any of its key personnel could have a material adverse effect on the Company. The Company's success is also dependent upon its ability to attract and retain qualified personnel in all areas of its business, particularly management, research and marketing. Given the Company's current financial situation, there can be no assurance that the Company will be able to continue to hire and retain a sufficient number of qualified personnel. If the Company is unable to retain and attract such qualified personnel, its business and operating results could be adversely affected.

Working Capital Deficiency. At December 31, 1997, the Company had cash and cash equivalents in the amount of $160,000 compared to $382,000 at December 31, 1996. Throughout much of 1997 and the first half of 1998, the Company has been unable to meet certain of its obligations as they came due. As a result of the Company's liquidity problem, the payment of salaries and other benefits to certain management level employees (totaling approximately $700,000) were deferred at December 31, 1997. During the first and second quarters of 1998, the Company made payments to such management level employees to reduce its liability for past due salaries and wages to approximately $600,000 at June 30, 1998. Additionally, the Company is in arrears to many of its vendors and suppliers. As of June 30, 1998, such amount owed to vendors and suppliers totaled approximately $1,327,000.

Substantial Competition and Effects of Technological Change. The industry in which the Company is engaged is subject to rapid and significant technological change. There can be no assurance that POSICAM(TM) systems can be upgraded to meet future innovations in the PET industry or that new technologies will not emerge, or existing technologies will not be improved, which would render the Company's products obsolete or non-competitive. The Company faces competition in the United States PET market primarily from General Electric Company and Siemens Medical Systems, Inc., two major commercial manufacturers, each of which has significantly greater financial and technical resources and production and marketing capabilities than the Company. In addition, there can be no assurance that other established medical concern, any of which would likely have greater resources than the Company, will not enter the market. The Company also faces competition from other imaging technologies which are more firmly established and have a greater market acceptance, including single-photon emission computed tomography ("SPECT"). There can be no assurance that the Company will be able to compete successfully against any of its competitors.

No Assurance of Market Acceptance. The POSICAM(TM) systems involve new technology that competes with more established diagnostic techniques. The purchase and installation of a PET system involves a significant capital expenditure on the part of the purchaser. A potential purchaser of a PET system must have an available patient base that is large enough to provide the utilization rate needed to justify such capital expenditure. There can be no assurance that PET technology or the Company's POSICAM(TM) systems will be accepted by the target markets or that the Company's sales of POSICAM(TM) systems will increase or that the Company will ever be profitable.

Patents and Proprietary Technology. The Company holds certain patent and trade secret rights relating to various aspects of its PET technology, which are of material importance to the Company and it future prospects. There can be no assurance, however, that the Company's patents will provide the meaningful protection from competitors. Even if a competitor's products were to infringe on patents held by the Company, it would be costly for the Company to enforce its rights and the enforcement of its rights would divert funds and resources from the Company's operations. Furthermore, there can be no assurance that the Company's products will not infringe on any patents of others.

The Company requires each employee and/or consultant to enter into a confidentiality agreement, but there can be no assurance that these agreements will provide meaningful protection or adequate remedies for the Company's trade secrets or proprietary know-how in the event of unauthorized use or disclosure of such information or that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to the Company's trade secrets and proprietary know-how.

Government Regulation. The Company's POSICAM(TM) systems and the radiopharmaceuticals used in connection with them are subject to regulation by the FDA. The FDA regulates and must approve the clinical testing, manufacturing, labeling, distribution, and promotion of medical devices in the United States. There can be no assurance that any additional product or enhancement that the Company may develop will be approved by the FDA. Delays in receiving regulatory approval could have a material adverse effect on the Company's business. In addition, various foreign countries in which the Company's products are or may be marketed impose additional regulatory requirements. Further, the Company's operations and the operations of PET systems are subject to regulation under federal and state health safety laws, and purchasers and users of PET systems are subject to federal and state laws and regulations regarding the purchase of medical equipment such as PET systems. All laws and regulations, including those specifically applicable to the Company, are subject to change. The Company cannot predict what effect changes in laws and regulations might have on its business. Failure to comply with applicable laws and regulatory requirements could have a material adverse effect on the Company's business, financial conditions, results of operations and cash flows.

Certain Financing Arrangements. In order to sell its POSICAM(TM) systems, the Company has from time to time found it necessary to participate in ventures with certain customers or otherwise assist customers in their financing arrangements. The venture arrangements have involved lower cash prices for the Company's systems in exchange for interests in the ventures, thus exposing the Company to the attendant business risks of the ventures. The Company has, in certain instances, sold its systems to financial intermediaries, which have, in turn, leased the system to users. Such transactions may not give rise to the same economic benefit to the Company as would have occurred had the Company made a direct cash sale at its normal market prices on normal sale terms. There can be no assurance that the Company will not find it necessary to enter into similar transactions to effect future sales. The nature and extent of the Company's interest in such ventures or the existence of remarketing or similar obligations could require the Company to account for such transactions as financing arrangements rather than "sales" for financial reporting purposes. Such treatment could have the effect of delaying the recognition of revenue on such transactions and may increase the volatility of the Company's financial results.

Product Liability and Insurance. The use of the Company's products entails risks of product liability. There can be no assurance that product liability claims will not be successfully asserted against the Company. The Company maintains liability insurance coverage in the amount of $2 million per occurrence and an annual aggregate maximum of $3 million. However, there can be no assurance that the Company will be able to maintain such insurance in the future or, if maintained, that such insurance will be sufficient in amount to cover any successful product liability claims. Any uninsured liability could have a material adverse effect on the Company.

No Dividends. The Company has never paid cash dividends on its Common Stock and does not intend to pay cash dividends on its Common Stock in the foreseeable future. The Series A Preferred Stock and Series B Preferred Stock Statements of Designation prohibit the payment of Common Stock dividends until all required dividends have been paid on each series of preferred stock. As of December 31, 1997, approximately $433,000 of preferred stock dividends are undeclared and unpaid by the Company.

Management's Discussion and Analysis of Plan of Operation

General. The Company was incorporated in December 1983 and commenced commercial operations in 1986. Since that time, the Company has generated revenues primarily from the sale and service contract revenues derived from the Company's POSICAM(TM) systems; 15 of which are currently in operation in certain medical facilities in the United States. The Company has never been able to sell its POSICAM(TM) systems in sufficient quantities to achieve profitability and should the Company be unable to complete the Imatron Transaction discussed below, the Company does not have sufficient capital to repay secured creditors as obligations mature and will, in all likelihood, be unable to continue in operation.

Imatron Transaction. In June 1998, the Company entered into the Imatron Agreement, whereby Imatron will acquire a majority ownership of the Company. In conjunction with the execution of definitive agreements, Imatron began making working capital advances available to the Company up to $500,000 in order to enable it to meet a portion of its current obligations. As of June 30, 1998, the Company had borrowed $468,000. The loan bears interest at 1/2% over the prime rate, is due March 1, 2000 (with interest being payable monthly), and is secured by all of the Company's assets.

Under the terms of the agreement, Imatron will acquire ownership of 51% of the outstanding Common Stock of the Company on a fully-diluted and as-if-converted basis, excluding out-of-the-money warrants and options determined at the time of issuance of shares of Common Stock to Imatron. If such shares were issued to Imatron on June 30, the Company would have been obligated to issue at least 9,000,000 shares of Common Stock. The Company will receive a nominal cash payment of $100 from Imatron in payment for the shares of Common Stock.

In addition to providing limited working capital financing, Imatron has agreed to support the Company's marketing program, particularly with regard to Imatron's affiliate, Imatron Japan, Inc. ("Imatron Japan") by agreeing to take, after the share issuance closing date, all reasonable efforts to cause the placement of 10 POSICAM(TM) positron emission tomography ("PET") cameras over the next three years. The Company recently shipped a POSICAM(TM) PET camera to Imatron Japan as the first delivery under a three-year distribution agreement entered into last year. Imatron Japan is a major distributor for Imatron's Ultrafast CT and several other high tech companies. Imatron has a 24% minority interest in Imatron Japan. Imatron has also agreed to help facilitate the recapitalization of the Company to support its re-entry into the medical imaging market by using its best efforts after the share issuance closing date to arrange for additional third-party equity financing for the Company over an 18-month period in an aggregate amount of not less than $8,000,000. There can be no assurances, however, that any such sales will actually be consummated or that Imatron will be able to successfully assist the Company in raising additional capital.

Consummation of the issuance of shares to Imatron is conditioned upon, among other things (a) the resignation of each officer of the Company, (b) the resignation of at least three of the four directors of the Company and the appointment of Imatron's nominees to fill such vacancies, and (c) shareholder approval of an amendment to the Company's Articles of Incorporation to increase its authorized Common Stock to at least 100,000,000 shares of Common Stock. The Company anticipates that the share issuance to Imatron will close immediately after the Annual Meeting if the required shareholder approval is obtained.

In connection with the above transactions, the Company, Imatron and two current lenders to the Company, Uro-Tech, Ltd. and ProFutures Bridge Capital Fund, L.P. ("ProFutures"), entered into certain agreements whereby (a) ProFutures waived all past defaults and extended the maturity of its loan (with a current balance of approximately

$845,000) (the "ProFutures Loan") to October 5, 1998, in return for a $50,000 payment, the issuance of warrants to purchase 1,150,000 shares of Common Stock at $0.25 per share (in addition to the issuance of previously bargained for warrants to purchase an additional 100,000 shares of Common Stock at $0.25 per share), and minimum loan repayments of $50,000 for each of the months of April, May, June and July 1998 and $100,000 for each of the months of August and September 1998, (b) Imatron agreed to subordinate its loan to ProFutures' loan,
(c) Uro-Tech, Ltd. agreed to subordinate its loan (with a current balance of approximately $767,000 plus accrued interest payable of approximately $260,000 at June 30, 1998) to Imatron's loan, and (d) ProFutures and Imatron agreed that all amounts above the first $1,000,000 of any third-party equity financing obtained by Imatron would be applied equally to reduce the Company's debt to both ProFutures and Imatron.

If the Imatron Transaction is not completed, or if the Imatron Transaction is completed and Imatron is unsuccessful in its efforts to raise capital for the Company, management believes that the Company will be unable to continue as a going concern and that the Company's assets will be seized by its secured creditors.

Results of Operations

1997 Compared to 1996. During the year ended December 31, 1997, the Company continued to experience deterioration in its financial condition; however, the Company's net loss decreased from ($6,375,000) in 1996 to ($4,455,000) in 1997. The decrease in net loss is primarily the result of significant staff reductions and efforts to curtail costs, partially offset by increases in valuation reserves to reduce inventories to their estimated net realizable value. Further analysis follows:

Revenues. System sales increased from $650,000 in 1996 to $1,129,000 in 1997, although the Company sold only one POSICAM(TM) system in each year. The $479,000 increase is attributable to the fact that the system sold in 1996 was a refurbished system and sold for a much lower price than the new HZ series system sold in 1997. Fee per scan revenues increased from $415,000 in 1996 to $602,000 in 1997 as a result of improved performance under the Company's only fee per scan contract. Service and component revenue decreased by $715,000 in 1997 as compared to 1996 due primarily to a $750,000 system upgrade performed on an older POSICAM(TM) system in 1996.

Cost of Sales and Services. Cost of system sales increased from $316,000 in 1996 to $698,000 in 1997 due to the fact that the POSICAM(TM) system sold in 1997 was a new system while the POSICAM(TM) system sold in 1996 was simply refurbished and, accordingly, was of lesser cost. Cost of fee per scan decreased from $172,000 in 1996 to $156,000 in 1997 due to lower maintenance costs on the Company's only fee per scan system. The primary cost associated with fee per scan is deprecation expense, which remained constant. Service, warranty and component cost increased from $610,000 in 1996 to $645,000 in 1997, even though corresponding revenues decreased by $715,000. This increase is attributable to a $180,000 charge recognized in 1997 to reduce service inventory to its estimated net realizable value. The provision for loss on system exchange was a non-recurring warranty reserve established in the first quarter of 1996 in anticipation of possible losses to be incurred on the exchange of the Company's first POSICAM(TM) HZL system.

Operating Expenses. Research and development expenses decreased from $2,227,000 in 1996 to $1,305,000 in 1997 due to reductions in staff. The Company reduced personnel levels significantly in 1997 as liquidity problems squeezed Company resources. Selling, general and administrative expenses declined from $5,263,000 in 1996 to $4,753,000 also due to staff reductions. However, the savings from staff reductions were partially offset by two significant 1997 charges as follows: (i) an inventory obsolescence reserve of $1,224,000 was recorded to reduce inventory to be used in the manufacturing process to its estimated net realizable value and (ii) bad debt expense associated with uncollectible notes receivable of $309,000.

Other Expenses. Interest expense increased from $197,000 in 1996 to $335,000 in 1997 due primarily to interest expense associated with the ProFutures Loan. The ProFutures Loan was initially funded in November 1996 and had a balance in excess of $1,000,000 throughout much of 1997. The interest rate on the ProFutures Loan increased from 12% to 18% during 1997 and that increase in interest rate combined with a higher average debt level resulted in a significant increase in interest expense.

Net Operating Loss Carry Forwards. The Company has accumulated a significant net operating loss carry forward which may be used to reduce taxable income and related income taxes in future years. Since the closing of the Company's 1993 initial public offering and the sale in February, March and May of 1996 of 3,075,318 shares of Series A Preferred Stock, each of which resulted in more than a 50% change in the ownership percentages of shareholders, the provisions of Section 382 of the Code severely limit the annual utilization of the net operating loss carry forwards. If the Imatron Transaction is completed, the utilization of net operating losses arising since the 1996 issuance of Series A Preferred Stock will be limited. In addition, the utilization of the losses to reduce future income taxes is dependent upon the generation of sufficient taxable income prior to the expiration of the net operating loss carry forwards. The carry forwards will begin to expire in the year 1999.

Six Months Ended June 30, 1998 Compared to Six Months Ended June 30, 1997. During the six months ended June 30, 1998, the Company continued to experience deterioration in its financial condition; however, the Company's net loss decreased $1,516,000 from $1,756,000 for the six months ended June 30, 1997 to $240,000 for the six months ended June 30, 1998. This decrease in net loss is primarily the result of significant staff reductions and efforts to curtail costs.

The Company generated no revenue from system sales during the first six months of 1998 or 1997. Fee per scan revenue increased $99,000 from $208,000 during the first six months of 1997 to $307,000 for the first six months of 1998 due primarily to a greater number of scans being performed by Buffalo Cardiology during the six months ended June 30, 1998. In addition, there was a decrease in service and component sales revenue of $109,000 during the same period due to less service work performed during the six months ended June 30, 1998. This reduction in service work is directly attributable to staff reductions and normal fluctuations in service.

Gross profit during the first six months of 1998 was $849,000 compared to $740,000 for the six months ended June 30, 1997. This increase in gross profit of $109,000 is due primarily to lower service costs brought on by staff reductions during the six months ended June 30, 1998.

Total operating expense decreased approximately $1,278,000 or 58% from $2,206,000 for the six months ended June 30, 1997 to $928,000 for the six months ended June 30, 1998. The decrease primarily results from significant staff reductions and related reductions in administrative overhead costs during the six months ended June 30, 1998.

Interest expense decreased from $191,000 for the six months ended June 30, 1997 to $161,000 for the six months ended June 30, 1998 due primarily to the reduction in the Company's debt level in the first six months of 1998 as compared to the first six months of 1997.

Liquidity and Capital Reserves

Since its inception the Company has been unable to sell POSICAM(TM) systems at quantities sufficient to be profitable. Consequently, the Company has sustained substantial losses. Net losses for the year ended December 31, 1997 and the six months ended June 30, 1998 were $4,455,000 and $240,000, respectively. At June 30, 1998, the Company had an accumulated deficit of approximately $49,200,000. Due to the sizable prices of the Company's systems and the limited number of systems sold or placed in service each year, the Company's revenues have fluctuated significantly year to year.

At June 30, 1998, the Company had cash and cash equivalents in the amount of $70,000 compared to $160,000 at December 31, 1997. Throughout much of 1997 and the first half of 1998, the Company has been unable to meet certain of its obligations as they came due. As a result of the Company's liquidity problem, 1997 salary payments and other benefits to certain management level employees totaling approximately $600,000 were unpaid at June 30, 1998.

The Company's only current plan with regard to its liquidity problems is to attempt to complete the Imatron Transaction discussed in Selected Notes to the Financial Statements. If the Imatron Transaction is not completed, or if the Imatron Transaction is completed and Imatron is unsuccessful in its efforts to raise capital for the Company, management believes the Company will be unable to continue as a going concern and that the Company's assets will be seized by its secured creditors.

The Company currently has no shares of Common Stock available for issuance and all authorized shares have either been issued or reserved for issuance in respect of outstanding options and warrants or convertible securities. The lack of such available shares significantly restricts the Company's ability to raise additional capital through the sale of equity securities. The Company believes that its shareholders will approve an increase in the number of authorized common shares at its Annual Meeting; however, no assurance can be given that such additional shares will be authorized in adequate time to allow the Company to issue such equity securities.

Impact of Year 2000

The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer programs that have time sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculation causing disruption of business activities.

Based  on  ongoing  assessments,   the  Company  believes  that  no  significant
modifications of existing computer software will be required. The Company believes that its computer systems will function properly with respect to dates in the year 2000 and thereafter. The Company also believes that costs related to the Year 2000 issue will not be significant.

The Company is currently assessing its relationships with significant suppliers and major customers to determine the extent to which the Company is vulnerable to any third party's failure to remedy their own Year 2000 issues. Based on preliminary assessments, management believes that significant exposure does not exist with respect to third parties.

Recently Issued Accounting Pronouncements

In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income," and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." These pronouncements are effective for fiscal years beginning after December 15, 1997. SFAS 130 requires a company to display an amount representing comprehensive income, as defined by the statement, as part of the Company's basic financial statements. Comprehensive income will include items such as unrealized gains or losses on certain investment securities and foreign currency items. The adoption of SFAS 130 should not materially affect the Company's financial statements.

SFAS 131 requires a company to disclose financial and other information, as defined by the statement, about its business segments, their products and services, geographic areas, major customers, revenues, profits, assets and other information. The Company has not yet assessed what impact SFAS 131 will have on its financial statement reporting.

Information Regarding and Factors Affecting Forward-Looking Statements

Certain statements contained in this report on, including without limitation statements containing the words "believes", "anticipates", "expects" and words of similar import, are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other matters which may cause the actual results, performance or achievements of the Company or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other matters include, but are not limited to the factors described below. In addition, the Company's ability to achieve anticipated results or meet any specific goals or milestones will be subject to other factors affecting the Company's business that are beyond the Company's control, including, but not limited to, general economic conditions, the effect of government regulation on the conduct of the Company's business, insurance reimbursements and changes in technology. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein to reflect any change in the Company's expectation with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements.

            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

In December 1993, the Company completed an initial public offering of 1,750,000 shares of Common Stock and 1,946,775 redeemable warrants (the "Redeemable Warrants") to purchase Common Stock. Prior to the initial public offering, there was no public market for the Common Stock. Initially after the initial public offering, the Common Stock and Redeemable Warrants were quoted on the Nasdaq National Market under the symbols POSI and POSIW, respectively. Subsequently, the Common Stock and Redeemable Warrants were quoted on the Nasdaq SmallCap Market. The standards required for the Company to maintain such listing include, among other things, that the Company have total capital and surplus of at least $2,000,000. As of June 30, 1998, the Company had a total capital and surplus deficit of $(5,353,000). The Company failed to maintain its Nasdaq stock market listing and will not meet the substantially more stringent requirements to be re-listed until such time as it is able to raise capital by sale of additional equity securities or increased sales of its POSICAM(TM) systems. There can be no assurance that the Company will ever meet the capital and surplus requirements needed to be re-listed under the Nasdaq SmallCap Market System.

Trading of the Common Stock is currently conducted in the "pink sheets"of the NASD's Electronic Bulletin Board. Trading in the Common Stock is covered by rules promulgated under the Securities Exchange Act of 1934 for non-Nasdaq and non-exchange listed securities. Under such rules, broker/dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities are exempt from these rules if the market price is at least $5.00 per share. As of June 30, 1998, the closing price of the Common Stock was $0.25.

The following sets forth the range of the high and low reported closing sales prices of the Common Stock for the four quarters of 1997 and 1996 and the first three quarters of 1998 (through August 17, 1998), all as reported on the Nasdaq National Market or Nasdaq SmallCap Market as appropriate.


                           1998                 1997                  1996
                     ---------------      ---------------       ---------------
                      High      Low        High      Low         High      Low
                     ------   ------      ------   ------       ------   ------
First Quarter        $0.625   $0.266      $3.375   $1.250       $3.563   $1.375
Second Quarter        0.609    0.188       1.938    0.375        4.188    3.250
Third Quarter         0.453    0.213       1.438    0.422        5.500    2.000
Fourth Quarter          --       --        0.953    0.172        3.250    1.500


There were approximately 220 holders of record of shares of Common Stock as of August 20, 1998. The Company estimated that there were also approximately 800 beneficial holders of Common Stock as of August 20, 1998.

The Company has never paid cash dividends on its Common Stock. The Company does not intend to pay cash dividends on its Common Stock in the foreseeable future.

                 PRINCIPAL SHAREHOLDERS AND MANAGEMENT OWNERSHIP

The following table sets forth certain information as of June 30, 1998, regarding the ownership of Common Stock of: (i) each person who is known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock; (ii) each director and executive officer of the Company; and (iv) all executive officers and directors of the Company as a group. Included in the "Number of Shares of Common Stock" column are shares attributable to options or warrants that are exercisable as of, or will be exercisable within 60 days after, June 30, 1998.



                                                                    Number of     Percent of      Number of        Percent of
                                    Number of       Percent of      Shares of    Outstanding      Shares of       Outstanding
                                     Shares        Outstanding      Series A       Series A       Series B          Series B
     Name of Beneficial            of Common         Common         Preferred     Preferred       Preferred        Preferred
          Owner(1)                   Stock            Stock           Stock          Stock         Stock             Stock
-----------------------------     -----------      -----------      ---------    ------------    -----------      -----------
Auer & Co.(2)                         600,000            11.3%       400,000            25.1%
c/o ASB Capital Mgt.
1101 Pennsylvania Avenue NW,
Suite 300
Washington, DC 20004

DHB Capital                            11,568               *                                         25,000             100%
11 Old Westbury Rd.
Old Westbury, New York  11568

Uro-Tech, Ltd.(3)                     865,523            15.5%       433,329            27.2%
5430 LBJ Freeway
Dallas, Texas  75240

K. Lance Gould, M.D.(4)               103,830             2.1%
Positron Corporation
16350 Park Ten Place
Houston, Texas 77084

Gary B. Wood, Ph.D.(5)                 80,793             1.6%
OmniMed  Corporation
5430 LBJ Freeway
Dallas, Texas  75240

John H. Laragh, M.D.(6)                31,709               *
Positron Corporation
1304 Langham Creek Drive
Suite 310
Houston, Texas 77084

Ronald B. Schilling, Ph.D.(7)           8,709               *
Positron Corporation
16350 Park Ten Place
Houston, Texas 77084

All Directors and Executive           225,041             4.4%       433,329            27.2%
Officers as a Group
(4 persons)

*        Less than 1%

(1) Except as otherwise indicated, each shareholder has sole investment and sole voting power with respect to the shares of Common Stock or Series A Preferred Stock shown.

(2)      Includes 600,000 shares of Common Stock issuable upon the conversion of 400,000 shares of Series A
         Preferred Stock and 200,000 warrants to purchase Common Stock.

(3) Includes 424,787 shares of Common Stock owned by Uro-Tech, Ltd., a Texas limited partnership, the general partner of which is OmniMed Corporation ("OmniMed"). Includes 156,565 shares of Common Stock issuable upon the exercise of Series E Warrants held by Uro-Tech, Ltd. Includes 650,000 shares of Common Stock issuable upon the conversion of 433,329 shares of Series A Preferred Stock and 216,671 warrants to purchase
                                                                 47

         Common Stock acquired upon the conversion $650,000 in principal amount of the Uro-Tech Loan (as defined herein). Also includes 67,500 shares issuable upon the conversion of warrants acquired in connection with the Uro-Tech Loan. Dr. Wood is Chairman of the Board of Directors, and beneficially owns 63.7% of the outstanding voting securities, of OmniMed. All shares beneficially owned by OmniMed have been included in the total number of shares of Common Stock beneficially owned by Dr. Wood.

(4) Includes 9,936 shares of Common Stock issuable upon exercise of a warrant held by Dr. Gould, and 11,709 shares of Common Stock issuable upon exercise of an option awarded to Dr. Gould under the 1994 Plan and 250,000 shares of Common Stock issuable upon exercise of an option awarded to Dr. Gould for services rendered by Dr. Gould in connection with the sale of a POSICAMTM system.

(5) Includes 7,304 shares of Common Stock issuable upon exercise of a warrant held by Dr. Wood and 50,000 shares of Common Stock issuable upon exercise of an option granted to Mr. Wood on March 24, 1995. Includes 7,000 shares of Common Stock issuable upon the exercise of an option granted to Dr. Wood in June 1994 and 1,209 shares of Common Stock issuable up to exercise of an option granted to Dr. Wood in June 1995. Includes 15,280 shares of Common Stock beneficially owned by OmniMed. Dr. Wood owns 63.7% of the outstanding voting securities of OmniMed.

(6) Includes 11,709 shares of Common Stock issuable upon exercise of options awarded to Dr. Laragh under the 1994 Plan and 20,000 shares of Common Stock issuable upon exercise of an option awarded to Dr. Laragh on March 24, 1995.

(7) Includes 8,709 shares of Common Stock issuable upon exercise of options award to Mr. Schilling under the 1994 Plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Royalty Payments

In 1984, the Company licensed for use in the United States the know-how and patent rights relating to positron imaging (the "Licensed Technology") possessed by the Clayton Foundation, K. Lance Gould (a current director of the Company) and Nizar A. Mullani (a former director of the Company). The Company is currently obligated to pay royalties of 3% of the gross revenues from sales, uses, leases, licensing or rentals of the Licensed Technologies, consisting of 1% to each of the Clayton Foundation, K. Lance Gould and Nizar A. Mullani. The Company has not made any royalty payments since 1993. As of August 15, 1997, approximately $ 225,000 was owned to the aforementioned individuals for past due royalties.

Conversion of Debt

On January 15, 1993, the Company and Dr. K. Lance Gould entered into an agreement (the "Gould Agreement") pursuant to which (i) Dr. Gould exchanged a 9% Convertible Promissory Note in the principal amount of $281,250 issued to him on December 22, 1988 for a new 9% Convertible Promissory Note in the principal amount of $281,250, (ii) in exchange for past due royalties in the amount of $36,951 and accrued interest in the amount of $101,643, the Company issued Dr. Gould a second 9% Convertible Promissory Note in the principal amount of $138,594 with an original maturity date of October 31, 1993 (which was subsequently extended to December 15, 1993), (iii) the Company issued to Dr. Gould a warrant expiring July 25, 1996, to purchase 9,936 shares of Common Stock at an exercise price of $25.59 per share, and (iv) the Company agreed to pay Dr. Gould's legal fees in the amount of $15,125 in connection with the negotiation of the Gould Agreement. Pursuant to the conversion features of these 9% Convertible Promissory Notes, upon the closing of the Company's initial public offering, the 9% Convertible Promissory Notes converted into 50,889 shares of Common Stock.

In November 1993, the Company entered into an agreement with Dr. Gould under which the Company became obligated to extend loans to Dr. Gould in order to provide him with funds to satisfy his personal income tax liability arising out of the conversion of his 9% Convertible Promissory Notes into Common Stock. Such agreement was entered into by the Company in consideration of certain concessions made by Dr. Gould concerning the conversion terms under his 9% Convertible Promissory Notes.
Pursuant to the agreement, the loans would be on substantially the following terms if made: (i) limited to a principal amount not to exceed $175,000, (ii) interest payable at the rate of 6% per annum, (iii) an initial term of three years, (iv) limited recourse against the borrower, and (v) collateralized by Common Stock owned by the borrower. In accordance with such agreement, on April 15, 1994, the Company extended a $165,817 loan to Dr. Gould. The current outstanding balance is $165,817. In April 1997, the Company and Dr. Gould agreed to a one-year extension of his loan.

Consultants

The Company and Dr. Wood have entered into a Consulting Agreement whereby Dr. Wood provides certain managerial, financial, marketing and organizational services to the Company. The Company incurred fees of approximately $80,000 in both 1997 and 1996. In January 1995, the Company and Dr. Wood agreed to extend the term of such consulting agreement to December 31, 1998.

The Company entered into a Consulting Agreement with Dr. Gould in August 1984. On January 15, 1993, pursuant to the Agreement, the Company and Dr. Gould entered into a new consulting agreement (the "Gould Consulting Agreement") effective upon the closing of the Company's initial public offering. The Gould Consulting Agreement provided for a term of ten years (which term was reduced by agreement in May 1993 to three years) and provides for the Company to pay him consulting fees at an annual rate of $80,000, payable monthly, subject to adjustment based upon changes in the consumer price index. In addition, the Company reimburses Dr. Gould for approved expenses in connection with rendered services. In the event that the Company fails to make payments to Dr. Gould when due under the Gould Consulting Agreement or fails to make any required royalty payments to Dr. Gould, the Company may be required, at Dr. Gould's option to convey to Dr. Gould a 0.5% royalty on sales of POSICAMTM systems.

Uro-Tech Loan

During the last quarter of 1995 and the first quarter of 1996, in order to fund its activities the Company borrowed a total of $1,313,000 from Uro-Tech, Ltd. , (the "UroTech Loan"). The Uro-Tech Loan, as amended, bears interest at 13.8% per annum and matures on December 31, 1997, and is secured by liens and security interests encumbering most of the Company's assets including the Company's know-how, patents and proprietary rights pertaining to its PET technology. In connection with the loan from Uro-Tech, the Company granted Uro-Tech warrants to purchase 67,500 shares of Common Stock, at an exercise price of $2.00 per share exercisable through February 7, 2001.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based on the Company's review of forms furnished to the Company and representations from reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and 10% beneficial owners were complied with during 1997.

                              SHAREHOLDER PROPOSALS

Any shareholder of the Company desiring to present a proposal for action at the Annual Meeting of Shareholders to be held in 1999 must deliver the proposal to the executive offices of the Company by no later than December 11, 1998, unless the Company notifies the shareholders otherwise. The Company's management will have discretionary authority with respect to proxies submitted to the 1999 Annual Meeting of Shareholders on any matter which the Company does not receive notice of by February 25, 1999.

                          ANNUAL REPORT ON FORM 10-KSB

A copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997, as filed with the Securities and Exchange Commission, is enclosed herewith as a part of the enclosed Annual Report to Shareholders. An additional copy of the Annual Report on Form 10-KSB will be sent to any shareholder without charge upon written request made to the Company at 1304 Langham Creek Drive, Suite 310, Houston, Texas 77084, Attention: Corporate Communications.

                                  OTHER MATTERS

The Board of Directors does not intend to bring any other matters before the Annual Meeting and does not know of any matters which will be brought before the Annual Meeting by others. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on such matters.


                                              By Order of the Board of Directors


                                                                    Gary B. Wood
                                                                    Secretary

Houston, Texas
_______________, 1998

                              POSITRON CORPORATION

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
              FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD _________ , 1998

         The undersigned hereby (i) acknowledges receipt of the Notice of Annual Meeting of Shareholders of Positron Corporation (the "Company") to be held on _________, 1998, and the Proxy Statement in connection therewith, each dated as of __________, 1998, and (ii) constitutes and appoints Gary B. Wood and ________________, and each of them, his attorneys and proxies, with full power of substitution to each, to vote, and to act with respect to, all shares of Common Stock, par value $.01 per share, and Series A 8% Cumulative Convertible Redeemable Preferred Stock of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at the annual meeting, as indicated on the reverse side of this card:

                                   Dated this ______ day of ______________, 1998





                                                  Signature(s) of shareholder(s)


Please sign exactly as your name appears on your stock certificate. When signing on behalf of a corporation, partnership, estate, trust or in other representative capacity, please sign your full name and title. For joint accounts, each joint owner must sign.


                 PLEASE DATE, SIGN AND MAIL YOUR PROXY PROMPTLY.

  1.       ELECTION OF DIRECTOR:

                                                 WITHHOLD AUTHORITY to vote
           FOR nominee listed below   |_|        for nominee listed below   |_|

                                            Gary B. Wood

  2.       PROPOSAL TO AMEND ARTICLES OF INCORPORATION:

                   FOR   |_|        AGAINST   |_|        ABSTAIN   |_|

  3. APPROVAL OF DESIGNATION OF HAM, LANGSTON & BREZINA, L.L.P., as independent auditors for the fiscal year ended December 31, 1997:

                   FOR   |_|        AGAINST   |_|        ABSTAIN   |_|

  4.       IN THE  DISCRETION  of the proxies on any other matters as may
           properly  come  before  the  meeting  or  any   Adjournment(s)
           thereof.

         THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE. IF NO CONTRARY SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSALS SET FORTH ABOVE. IN ORDER FOR THIS CARD TO BE VALID IT MUST BE SIGNED ON THE REVERSE SIDE OF THIS CARD.

          If you plan to attend the annual meeting, check this box: |_|